EXHIBIT 2.1

                          SALE AND PURCHASE AGREEMENT

          Agreement dated as of June 15, 1994, among the following:

               WG, Inc., a Delaware corporation ("Parent"), whose business address is c/o Waters, McPherson, McNeill, 300 Lighting Way, Secaucus, New Jersey 07096;

               WG Apparel, Inc., a Delaware corporation ("Buyer"), whose business address is c/o Waters, McPherson, McNeill, 300 Lighting Way, Secaucus, New Jersey 07096; and

               Willcox & Gibbs, Inc., a New York corporation ("Seller") whose business address is 530 Fifth Avenue, New York, New York 10036.

          Seller is in the business, directly through its Sunbrand division and Unity Sewing Supply division (together, the "Apparel Divisions") and indirectly through its subsidiaries listed in Schedule 4.4 hereto (the "Apparel Subsidiaries" and, together with the Apparel Divisions, the "Apparel Operations"), of distributing equipment, parts and supplies used in the manufacture of apparel, textile and other sewn products (collectively, the "Business"). Seller owns the capital stock of certain Apparel Subsidiaries directly (the "First Tier Apparel Subsidiaries"), and the capital stock of the other Apparel Subsidiaries (the "Other Apparel Subsidiaries") is owned by a First Tier Apparel Subsidiary. Buyer is a wholly-owned subsidiary of Parent. Seller desires to sell, and Buyer desires to purchase, subject to the terms and conditions hereof, the properties and assets of Seller that are described in
Section 1.1 (the "Assets") and all of the outstanding capital stock of the First Tier Apparel Subsidiaries owned by Seller (the "Shares").
Accordingly, the parties agree as follows:

          1.   SALE AND PURCHASE

          Subject to the terms and conditions hereof, at the closing referred to in Section 3.2 (the "Closing") Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of the Assets and all of the Shares. The date on which the Closing shall occur is hereafter called the "Closing Date."

          1.1  Assets

          As used herein, "Assets" shall mean all of Seller's right, title and interest in, to and under the properties and assets that are both (i) used or held for use by Seller exclusively in the Apparel Divisions (excluding the Shares) and not in any of Seller's other businesses or affairs and (ii) solely of the following categories:

          (a)  All accounts and notes receivable.

          (b)  All security deposits and other amounts held in escrow.

          (c) All inventories, including raw materials, work in process and finished goods.

          (d) All vehicles, machinery, equipment, leasehold improvements, tools and dies, furniture, fixtures, supplies and other fixed assets.

          (e) All rights, if any, to use the names "Sunbrand" and "Unity" and to use any other service marks, trademarks and trade names presently or previously used by Seller in the Apparel Divisions ("Trade Names"), it being understood that the Trade Names exclude the Marks (as defined in Section 7.8).

          (f) All agreements, leases, contracts, commitments and instruments to which Seller is a party (collectively, "Assumed Contracts"), including, without limitation, the following: (i) all unperformed contracts for the sale or other furnishing to customers by Seller of goods or services; (ii) all unperformed contracts for the acquisition by Seller of goods or services; and
(iii) the contracts listed on Schedule 1.1(f) hereto.

          (g) 870 shares of common stock (the "Machine Company Shares") of Pfaff-Pegasus of U.S.A., Inc. (the "Machine Company") and Seller's investments in Sunbrand S.A. de C.V. and Sunbrand Caribe SA.

          (h) All claims and rights against third parties (excluding Seller and its Affiliates) related to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties.

          (i) All licenses, permits, franchises and orders issued by any governmental authority, to the extent transferable to Buyer.

          (j) All documents, books and records of Seller related to the Assets, including without limitation: copies of lists of customers and suppliers; records with respect to costs, receivables and inventory; advertising matter, catalogues, correspondence with customers, mailing lists, photographs and sales materials and records; purchasing materials and records and accounting, tax and legal files. Seller, however, shall be entitled to retain copies of any such documents, books or records.

          1.2  Assurances

          After the Closing, for no further consideration, Seller shall perform all such other actions and shall execute, acknowledge and deliver all such other documents as Buyer may reasonably request to vest in Buyer, and protect its right, title and interest in, and enjoyment of, the Assets. Buyer shall similarly perform all such other actions and shall execute and deliver all such other documents as Seller may reasonably request to perfect and protect Seller's rights under this Agreement.

          1.3  Excluded Assets

          It is understood and agreed that notwithstanding anything contained to the contrary herein, the Assets shall not include any of the following assets (collectively, the "Excluded Assets"): any of the assets listed on
Schedule 1.3 hereto (the "Surplus Assets"), except to the extent that Seller elects to convey some or all of the Surplus Assets to Buyer pursuant to Section 3.3, any cash or cash equivalents on hand or in depositories, income tax refunds and claims, the corporate seal, minute books, stock ledgers and stock transfer books of Seller and unliquidated insurance claims and claims or causes of action against third parties that were pending on or prior to the Closing Date. For the avoidance of doubt, the Excluded Assets shall be excluded in determining the Net Worth Amount (as defined in Section 3.3) and cash held by the Apparel Subsidiaries shall not be treated as Excluded Assets. As of the Closing, Parent and Buyer agree that Seller and its Affiliates shall be released and discharged from any and all liabilities and obligations, fixed or contingent, known or unknown, to any of the Apparel Subsidiaries arising, or attributable to any act or failure to act, at any time prior to the Closing (excluding liabilities and obligations arising from this Agreement), and Parent and Buyer shall not, and shall cause each Apparel Subsidiary not to, assert any claim based on the foregoing released and discharged matters.

          2.   ASSUMPTION OF OBLIGATIONS

          2.1  Assumed Liabilities

          Buyer shall assume as of the Closing and pay, perform and discharge when due all liabilities (the "Assumed Liabilities") required (as finally determined pursuant to Section 3.3) to be set forth or reflected on or reserved for in the Closing Net Asset Statement (as defined in Section 3.3(b)), excluding liabilities payable to Seller or any Affiliate of Seller and liabilities for Federal, state or local Income Taxes, including deferred Income Taxes (collectively, "Excluded Liabilities").

          2.2  Assumed Contracts

          Buyer shall assume as of the Closing and pay, perform and discharge when due those obligations of Seller to be performed under the Assumed Contracts.

          2.3  Non-Assumption of Other Obligations

          Buyer shall not assume or be bound by any duties, responsibilities, liabilities or obligations of Seller of any kind or nature (fixed or contingent, known or unknown), except to the extent expressly assumed by it in or pursuant to this Agreement. As of the Closing, Seller agrees that the Apparel Subsidiaries shall be released and discharged from any and all liabilities and obligations, fixed or contingent, known or unknown, to Seller arising, or attributable to any act or failure to act, at any time prior to the Closing (excluding liabilities and obligations arising from this Agreement), and Seller shall not assert any claim based on the foregoing released and discharged matters.

          3.   PURCHASE PRICE; CLOSING

          The purchase price payable for the Assets and the Shares shall be determined, and the Closing shall take place, as follows:

          3.1  Purchase Price

          The purchase price for the Assets and the Shares (the "Purchase Price") shall be (i) up to 325,000 shares of common stock of Seller duly conveyed by Buyer to Seller, the exact number of such shares to be designated by Buyer in written notice given to Seller at least two Business Days prior to the Closing Date (such exact number of shares, the "Surrendered Shares"), (ii) cash in an amount equal to the excess (such excess, the "Cash Amount") of (x) $41,000,000 over (y) the sum of (A) the aggregate amount of any dividends paid by Willcox & Gibbs, Ltd. to Seller after December 31, 1993 (excluding any refund of United Kingdom Advance Corporation Tax ("ACT")), plus the aggregate amount of ACT payable by Willcox & Gibbs, Ltd. with respect to such dividends (determined without reduction for any portion of the ACT refunded to Seller), in each case converted from Pounds Sterling to U.S. Dollars at the actual conversion rate received by Seller with respect to such dividends (such ACT, the "ACT Amount," and, when added to the amount of such dividends, the "U.K. Dividend Amount"), it being understood that the exact amount of the U.K Dividend Amount shall be designated by Seller in written notice given to Buyer at least two Business Days prior to the Closing, plus (B) the number of Surrendered Shares multiplied by $7.50, (iii) a note of Parent in the form of Exhibit A hereto in the aggregate principal amount of $3,000,000 (the "Buyer Note"), and (iv) a common stock purchase warrant of Parent in the form of Exhibit B hereto (the "Buyer Warrant") representing the right to purchase 122,970 shares of Class B common stock of Parent (the "Class B Common Stock").

          3.2  Closing

          Unless the parties shall agree in writing upon a different location, time or date, closing of the sale and purchase of the Assets and the Shares shall take place at the offices of Hughes Hubbard & Reed, One Battery Park Plaza, New York, New York on the later of (i) the first business day that is at least 15 days after the day on which the notice required by Section 204(h) of ERISA with respect to the Retirement Plan (as hereinafter defined) is given and
(ii) the third business day after the conditions set forth in Sections 8.2, 8.3(a), 8.4, 9.2, 9.3(a) and 9.4 shall have been satisfied or waived.

          (a) At the Closing, subject to the satisfaction or waiver of the conditions to its obligations set forth in this Agreement, Seller shall deliver or cause to be delivered to Buyer:

               (1) A Bill of Sale, in substantially the form of Exhibit C (the "Bill of Sale"), duly executed by Seller.

               (2) Certificates representing the Shares and a certificate representing the Machine Company Shares, duly endorsed in blank by the registered owner thereof.

               (3) The opinion of Hughes Hubbard & Reed, counsel to Seller, dated as of the Closing Date, in form and substance as set forth in Exhibit D.

               (4) A certificate from the Secretary of State of New York as to the good standing of Seller and listing all charter documents of Seller on file.

               (5) A counterpart of the Stockholders Agreement in the form of Exhibit E hereto (the "Stockholders Agreement"), duly executed on behalf of Seller.

               (6) The Non-Compete Agreement in the form of Exhibit F hereto (the "Non-Compete Agreement"), duly executed on behalf of Seller.

               (7) A certificate of an officer of Seller certifying (i) that attached to such certificate are true and correct copies of the Certificate of Incorporation and By-Laws of Seller as in effect as of the Closing, (ii) that attached to such certificate are true and correct copies of resolutions duly adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement, the Bill of Sale, the Stockholders Agreement and the Non-Compete Agreement (collectively, excluding this Agreement, the "Seller Agreements") by Seller and that such resolutions are in full force and effect as of the Closing and (iii) the incumbency and signatures of the officers of Seller who have executed this Agreement and the other instruments and documents delivered at the Closing on behalf of Seller.

               (8) Such other instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Buyer in order to effect the transactions contemplated by this Agreement to occur at the Closing.

          (b) At the Closing, subject to the satisfaction or waiver of the conditions to its obligations set forth in this Agreement, Buyer shall deliver or cause to be delivered to Seller:

               (1) A certificate or certificates representing the Surrendered Shares, accompanied by stock powers duly endorsed in blank by the registered owner thereof with the signatures thereon guaranteed by a financial institution acceptable to Seller and all necessary stock transfer and other documentary stamps attached.

               (2) Cash in an amount equal to the Cash Amount, paid by wire transfer of immediately available funds to an account designated by Seller.

               (3)  The Buyer Note, duly executed by Parent.

               (4)  The Buyer Warrant, duly executed by Parent.

               (5) An Assignment and Assumption Agreement (the "Assumption"), in substantially the form of Exhibit G, duly executed by Buyer.

               (6) Such instruments as may reasonably be requested by any creditor, lessor or any other person whose consent is required to consummate the transactions contemplated by this Agreement to evidence the assumption by Buyer of the Assumed Liabilities and Assumed Contracts.

               (7) An opinion of Waters, McPherson, McNeill, counsel to Buyer and Parent, dated as of the Closing Date, in form and substance as set forth in Exhibit H.

               (8) The assignment of the Subsidiary Note (as defined in Section 7.11) in the form of Exhibit L hereto, duly executed by Parent and Buyer (the "Subsidiary Note Assignment").

               (9) Certificates from the Secretary of State of Delaware as to the good standing of each of Buyer and Parent and listing all charter documents of Buyer and Parent on file.

               (10) A certificate of an officer of Buyer certifying (i) that attached to such certificate are true and correct copies of the Certificate of Incorporation and By-Laws of Buyer as in effect as the Closing, (ii) that attached to such certificate are true and correct copies of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement, the Subsidiary Note, the Subsidiary Note Assignment and the Assumption (collectively, excluding the Agreement, the "Buyer Agreements") by Buyer
     and that such resolutions are in full force and effect as of     the
     Closing and (iii) the incumbency and signatures of the officers of Buyer who have executed this Agreement and the other instruments and documents delivered at the Closing on behalf of Buyer.

               (11) A certificate of an officer of Parent certifying (i) that attached to such certificate are true and correct copies of the Certificate of Incorporation and By-Laws of Parent as in effect as the Closing, (ii) that attached to such certificate are true and correct copies of resolutions duly adopted by the Board of Directors of Parent authorizing the execution, delivery and performance of this Agreement, the Buyer Note, the Buyer Warrant, the Subsidiary Note Assignment and the Stockholders Agreement (collectively, excluding this Agreement, the "Parent Agreements") by Parent and that such resolutions are in full force and effect as of the Closing and (iii) the incumbency and signatures of the officers of Parent who have executed this Agreement and the other instruments and documents delivered at the Closing on behalf of Parent.

               (12) The releases referred to in Section 9.5.

               (13) A counterpart of the Stockholders Agreement, duly executed on behalf of Parent, John K. Ziegler, Richard J. Mackey, Jack Klasky, Maxwell Tripp and Frank Walsh.

               (14) Such other instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Seller in order to effect the transactions contemplated by this Agreement to occur at the Closing.

          3.3  Determination of Net Worth Amount

          (a) The parties agree that there shall be an adjustment to the Purchase Price based on the "Net Worth Amount" as of the Closing Date, to the extent required by the provisions of Section 3.3(e) below. For purposes of this Agreement, "Net Worth Amount" shall mean the net book value of the total tangible assets (excluding goodwill, noncompete agreements and other intangible assets, it being understood that software that has been capitalized in accordance with Seller's past practice shall be treated as a tangible asset) of the Apparel Operations less the Assumed Liabilities (excluding any liability attributable to the obligations of Seller referred to in Section 7.1(f)), as of the Closing Date, determined in accordance with the Closing Net Asset Statement (as defined in Section 3.3(b) below). The parties agree that Schedule 3.3(a) correctly sets forth a reconciliation of the net assets shown on the December Net Asset Statement (as defined in Section 4.3) and the Net Worth Amount determined as if December 31, 1993, were the Closing Date.

          (b) As promptly as practicable after the Closing Date, and in any event not later than 30 days after the Closing Date, Buyer shall deliver to Seller (i) a combined net asset statement of the Apparel Operations as of the end of the Closing Date (the "Closing Net Asset Statement"), prepared on the same basis as the December Net Asset Statement in accordance with "GAAP" (it being understood that for purposes of this Agreement "GAAP" shall mean the accounting principles set forth on Schedule 3.3(b) hereto and, to the extent not inconsistent with such Schedule, other generally accepted accounting principles), consistently applied with the 1993 Financial Statements (as defined in Section 4.3) but without giving effect to any changes attributable to the purchase of the Assets and the Shares by Buyer, and (ii) a certificate of Buyer (the "Net Worth Certificate") showing its calculation of the Net Worth Amount consistent in format with Schedule 3.3(a). Buyer shall make available to Seller such information relating to the preparation of the Closing Net Asset Statement or the calculation of the Net Worth Amount as Seller shall reasonably request.

          (c) On or before the 30th day after delivery of the items referred to in clauses (i) and (ii) of Section 3.3(b) to Seller, Seller shall notify Buyer of any disagreement with Buyer's preparation of the Closing Net Asset Statement or calculation of the Net Worth Amount, which notice shall set forth the basis for such disagreement in reasonable detail. If such notice of disagreement is given, as promptly as practicable, Buyer and Seller shall endeavor to resolve the disagreement. If, however, a resolution cannot be reached within 30 days after notice of such disagreement is given to Buyer, such disagreement shall forthwith be submitted for resolution to a disinterested firm of independent certified public accountants selected by mutual agreement of Buyer and Seller (or, absent such agreement, by Seller from among the "big six" accounting firms other than Buyer's auditors, Seller's auditors or the auditors of Rexel, S.A.). The parties shall seek to cause the firm so selected to render its opinion as promptly as practicable and in any event within 30 days following its selection; its opinion shall be final and binding on the parties hereto. The fees of the arbitrating accounting firm shall be allocated and paid by Seller or Buyer, or divided between them, on a basis determined by the arbitrating accounting firm to be fair taking into account the correctness of the positions asserted by each of them with respect to the disputed matters resolved by the arbitrating accounting firm.

          (d) The Net Worth Amount and the Assumed Liabilities shall be deemed to be finally determined in the amounts set forth in the Net Worth Certificate and the Closing Net Asset Statement, respectively, on the 30th day after delivery of the items referred to in clauses (i) and (ii) of Section 3.3(b) unless a dispute notice is given in accordance with Section 3.3(c) with respect to the calculation thereof. If such a dispute notice is given, the Net Worth Amount and the Assumed Liabilities shall be deemed finally determined on the date that the arbitrating accounting firm gives written notice to Buyer and Seller of its determination with respect to all disputes regarding the calculation thereof, or, if earlier, the date on which Seller and Buyer agree in writing on the amounts thereof, in which case the Net Worth Amount and the Assumed Liabilities shall be calculated in accordance with such determination or agreement, as the case may be.

          (e) If the Net Worth Amount, as finally determined in accordance with this Section 3.3, is more than $40,659,000 (less the U.K. Dividend Amount, if any), Buyer shall pay to Seller an amount in cash equal to such excess. If the Net Worth Amount, as finally determined, is less than $39,659,000 (less the U.K. Dividend Amount, if any), Seller shall pay to Buyer an amount in cash equal to such deficiency. In addition, any payment required pursuant to either of the preceding sentences (the "Adjustment Amount") shall be accompanied by cash equal to interest on the Adjustment Amount from and including the Closing Date to but excluding the date of payment at a rate per annum equal to 8%. Payments of cash required pursuant to this Section, if any, shall be made (i) if Seller is required to make such payment, on the fifth Business Day after the Net Worth Amount is finally determined or (ii) if Buyer is obligated to make such payment, on or before the 60th day after the Net Worth Amount is finally determined with respect to any portion of the Adjustment Amount up to $250,000 and on or before the 180th day after the Net Worth Amount is finally determined with respect to any portion of the Adjustment Amount in excess of $250,000.
Any such payment shall be made by wire transfer of immediately available funds to an account in the United States designated by the party entitled to payment to the party required to make the payment at least two Business Days prior to the date such payment is due. Any payment pursuant to this Section shall be deemed to be an adjustment to the Purchase Price. Notwithstanding the foregoing, Seller may elect to satisfy its obligation to pay some or all of any cash due from Seller to Buyer under this Section by conveying to Buyer some or all of the Surplus Assets (including a portion of any particular Surplus Asset) in the order of priority set forth on Schedule 1.3 (except that item 4 thereon may be applied in any order of priority) having an aggregate value (utilizing the values attributed to each of the Surplus Assets on Schedule 1.3) not less than the amount of such cash as to which Seller is substituting Surplus Assets hereunder.

          4.   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer and Parent as follows:

          4.1  Organization

          Seller was duly incorporated and is a corporation validly existing and in good standing under the laws of the State of New York.

          4.2  Authority; Binding Effect

          Seller has full corporate power and authority to execute and deliver this Agreement, the Seller Agreements and the other instruments and documents required or contemplated by this Agreement to be executed and delivered by it, to perform its obligations hereunder and thereunder and to consummate the transactions provided for herein and therein. Such execution, delivery, performance and consummation do not and will not (i) require approval of Seller's stockholders other than Rexel, S.A., which has been obtained, or contravene any provision of the certificate of incorporation or by-laws of Seller, (ii) contravene or conflict with, require any consent, approval or waiver of any party (other than Seller) to, result in a breach of or loss of benefits to Buyer under, or entitle any party (with notice or the passage of time or both) to terminate, accelerate any obligation under, materially alter the terms of or call a default with respect to, any Assumed Contract or, to the knowledge of Seller, any agreement, contract, commitment or instrument to which any Apparel Subsidiary is a party (collectively, together with the Assumed Contracts, "Apparel Contracts"), except as indicated in Schedule 4.2 hereto and for such other matters that, in the aggregate, will not have a material adverse effect on the Apparel Operations, taken as a whole, (iii) result in the creation of a lien, security interest, right or claim of another, restraint on transfer or other encumbrance (collectively, "Liens") upon any of the Assets, any assets owned by any Apparel Subsidiary or the Shares (other than Liens attributable to Buyer), (iv) result in any violation by Seller or any Apparel Subsidiary of any law, rule or regulation applicable to it, (v) violate or require any consent or approval under any judgment, injunction or decree of any court or governmental authority applicable to Seller or any Apparel Subsidiary, or (vi) require any consent or approval of, notice to or filing, registration or qualification with, any court or governmental authority (assuming that the representations and warranties of Buyer set forth in Section 5.1 are true and correct). This Agreement has been duly executed by Seller and constitutes, and the Seller Agreements and other instruments and documents required or contemplated by this Agreement to be executed by Seller will be duly executed by it as so required or contemplated and when so executed will constitute, its valid and binding obligation, enforceable against it in accordance with the terms thereof (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

          4.3  Financial Statements

          Attached hereto as Schedule 4.3 are the combined statement of net assets of the Apparel Operations as of December 31, 1993 (the "December Net Asset Statement") and the combined statements of net sales less direct costs and expenses and of cash flows for the year then ended, together with the notes thereto (collectively, including the December Net Asset Statement, the "1993 Financial Statements"), and the report of Coopers & Lybrand with respect to its audit of the 1993 Financial Statements. The 1993 Financial Statements have been prepared in conformity with GAAP (as defined in Section 3.3(b)) and present fairly in all material respects in accordance with GAAP the combined net assets, and the related net sales less direct costs and expenses and cash flows of the Apparel Operations as of December 31, 1993 and for the year then ended.

          4.4  The Shares

          The Shares constitute all of the issued and outstanding capital stock of the First Tier Apparel Subsidiaries (except, in the case of Willcox & Gibbs, Ltd., for three shares owned by John Ziegler and three shares owned by Tony Murray). Seller is the sole owner of the Shares. Seller has, and upon transfer of the Shares at the Closing Buyer (assuming Buyer is acquiring the Shares in good faith and without notice of any adverse claim) will have, good title to the Shares, free and clear of all Liens attributable to Seller (subject to restrictions on resale arising under the Securities Act of 1933). The Shares have been duly and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of shareholders or any federal or state securities law. The name of each Apparel Subsidiary and the jurisdiction of its organization is set forth on Schedule 4.4 hereto. Each First Tier Apparel Subsidiary (other than Willcox & Gibbs, Ltd.) was duly incorporated and is validly existing in good standing under the laws of the state of its incorporation, and prior to the date of this Agreement Seller has furnished to Buyer true and correct copies of the certificate of incorporation and by-laws of each such corporation as in effect on the date of this Agreement.

          4.5  The Assets

          Seller has good title to the Assets (excluding the Trade Names) owned by it, free and clear of any Lien, except (i) Liens related to taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) carrier's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business,
(iii) ordinary utility easements, zoning, building and use restrictions and minor irregularities and (iv) Liens listed on Schedule 4.5 hereto. Seller has all rights, power and authority to sell, convey, assign, transfer and deliver the Assets (excluding the Trade Names) to Buyer in accordance with the terms of this Agreement, subject to obtaining any required consents with respect to the Assumed Contracts.

          4.6  Taxes

          The Apparel Subsidiaries and any consolidated, combined or unitary group of which any Apparel Subsidiary is or was a member have timely filed all material returns and reports with respect to Taxes ("Tax Returns") which are required to be filed, and all Taxes shown to be due on such Tax Returns have been timely paid. For the purposes of this Agreement, "Taxes" shall mean all taxes, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property, real estate or other taxes and customs duties of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts relating thereto, imposed by any governmental authority (domestic or foreign).

          4.7  Investment

          Seller will be acquiring the Buyer Note and the Buyer Warrant for investment for its own account and not with a view to any distribution thereof.

          4.8  Legal Proceedings

          To the knowledge of Seller, there is no litigation, claim, governmental or other proceeding or investigation pending or threatened against Seller or any of its properties or assets that is reasonably expected to have a material adverse effect on Buyer.

          4.9  Employee Benefits

          (a) The Retirement Plan for Employees of Willcox & Gibbs, Inc. (the "Retirement Plan") has received a favorable determination letter, dated July 1, 1987, from the Internal Revenue Service as to its tax-qualified status; provided, however, that amendments may be required to obtain a determination letter with respect to the tax-qualified status of such plan as a result of the Tax Reform Act of 1986 and subsequent legislation.

          (b) To the knowledge of Seller, there has been no "prohibited transaction" within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Retirement Plan which would subject Buyer to any material liability.

          (c) With respect to any defined benefit plan subject to Title IV of ERISA which is maintained or contributed to by Seller or any entity under common control with Seller within the meaning of Section 414(b) or (c) of the Code (an "ERISA Affiliate"): (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred (other than for premiums not yet due);
(ii) no notice of intent to terminate any such plan has been filed with the PBGC or distributed to participants and no amendment terminating any such plan has been adopted; (iii) no proceedings to terminate any such plan have been instituted by the PBGC and neither Seller nor any ERISA Affiliate has received notice from the PBGC of an intent to institute such proceedings; (iv) no lien exists or is expected to arise within 60 days with respect to any property of the Apparel Operations pursuant to Section 412(n) of the Code due to any failure to timely make any contribution to such plan required by Section 412 of the Code; (v) no "accumulated funding deficiency," within the meaning of
Section 412 of the Code, whether or not waived, exists; and (vi) no "reportable event" within the meaning of Section 4043 of ERISA (for which the 30-day notice requirement has not been waived by the PBGC) has occurred within the last 12 months.

          (d) All contributions due and payable on or before the Closing Date in respect of the Retirement Plan have been or will be made by the Closing Date.

          (e) All premiums payable to the PBGC, all ERISA bond coverage and all reporting and disclosure obligations required by ERISA or the Code have been satisfied by the Retirement Plan through the Closing Date, except for such obligations which would not subject Buyer to material liability.

          (f) As of the date of this Agreement, to the knowledge of Seller no audit or investigation of the Retirement Plan by the Internal Revenue Service, the Department of Labor, or the PBGC is pending or threatened, nor are there any actions, suits, disputes, arbitrations or claims pending or threatened against the Retirement Plan (other than routine claims for benefits).

          4.10 Exclusivity of Representations

          Except as otherwise expressly provided herein, the Assets, the Shares and the Apparel Operations are being sold on an "as is" "with all faults" basis, and no other representation or warranty has been made by Seller with respect to the Assets, the Shares or the Apparel Operations. ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

          5.   REPRESENTATIONS AND WARRANTIES OF BUYER AND
               PARENT

          Buyer and Parent, jointly and severally, represent and warrant to Seller as follows:

          5.1  Organization

          Each of Parent and Buyer was duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and assets and to carry on its business in the manner in which such business is now being conducted and as proposed to be conducted after the Closing. Neither Parent nor Buyer has (i) prior to the amendment and restatement of their respective certificates of incorporation pursuant to Section 7.11, taken any action that would have required the consent of a Note Director had the certificates of incorporation of Parent and Buyer read as so amended and restated from the original date of incorporation of such companies, except as disclosed on Schedule 5.1, or (ii) engaged in any business prior to the acquisition of the Assets and the Shares at the Closing. Prior to the consummation of the Closing Parent's and Buyer's total assets, on a combined basis, will be less than $10,000,000. No person "holds" (as defined under the Hart-Scott-Rodino Antitrust Improvements Act and the rules and regulations thereunder (collectively, the "HSR Act")) 50% or more of the outstanding shares of Class A Common Stock (as defined in Section 5.3). As of the Closing, Parent shall have received from the owners of the Class A Common Stock and shall hold not less than $5,320,000 (in cash and, to the extent not in cash, in not more than 325,000 shares of common stock of Seller valued at $7.50 per share) contributed as equity (the "Equity Financing"). Neither Parent nor Buyer owns, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other Person (except, in the case of Parent, its ownership of Buyer described in Section 5.3(b)) or has any agreement or commitment to acquire any such interest (except, in the case of Buyer, this Agreement).

          5.2  Authority; Binding Effect

          Each of Parent and Buyer has full corporate power and authority to execute and deliver this Agreement, the Buyer Agreements (in the case of Buyer), the Parent Agreements and the Class B Common Stock issuable upon exercise of the Buyer Warrant (in the case of Parent) and the other instruments and documents required or contemplated by this Agreement to be executed and delivered by it, to perform its obligations hereunder and thereunder and to consummate the transactions provided for herein and therein. Such execution, delivery, performance and consummation do not and will not (i) contravene any provision of the certificate of incorporation or by-laws of Parent or Buyer,
(ii) contravene or conflict with, require any consent, approval or waiver of any party (other than Parent or Buyer) to, result in a breach of or loss of benefits to Parent or Buyer under, or entitle and party (with notice or the passage of time or both) to terminate, accelerate any obligation under, materially alter the terms of or call a default with respect to, any agreement or instrument to which Parent or Buyer is a party or by which any of its respective properties or assets are bound, (iii) result in the creation of a Lien upon such properties or assets, (iv) result in any violation by Parent or Buyer of any law, rule or regulation applicable to it, (v) violate or require any consent or approval under any judgment, injunction or decree of any court or governmental authority applicable to Parent or Buyer or (vi) require any consent or approval of or notice to or filing, registration or qualification with, any court or governmental authority. This Agreement has been duly executed by each of Parent and Buyer and constitutes, and the Buyer Agreements (in the case of Buyer), the Parent Agreements (in the case of Parent) and the other instruments and documents required or contemplated by this Agreement to be executed by Parent or Buyer will be duly executed by each of them as required or contemplated by this Agreement and when so executed will constitute, the valid and binding obligation of each of them enforceable against each of them in accordance with the terms thereof (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

          5.3  Capitalization

          (a) The authorized capital stock of Parent consists of 1,500,000 shares of Class A Common Stock, no par value per share ("Class A Common Stock"), 250,000 shares of Class B Common Stock, no par value per share, and 250,000 shares of Class C Common Stock, no par value per share ("Class C Common Stock"). Schedule 5.3 hereto sets forth a true and correct list of the record and beneficial holders of the outstanding shares of Class A Common Stock, including the number of shares held by each. As of the date of this Agreement there were no shares of Class B Common Stock or Class C Common Stock issued and outstanding and no shares of Class A Common Stock, Class B Common Stock or Class C Common Stock held in Parent's or Buyer's treasury. Except as set forth on Schedule 5.3 hereto, there is no security, option, warrant, call, subscription or other right, commitment or understanding of any nature whatsoever, fixed or contingent, to which Parent is bound or subject that calls for the issuance or sale by Parent of any shares of Class A Common Stock, Class B Common Stock or Class C Common Stock or which provides for the registration by Parent of its securities under the Securities Act of 1933. Since the date of this Agreement, no shares of Class A Common Stock, Class B Common Stock or Class C Common Stock have been issued by Parent, except pursuant to the arrangements described on Schedule 5.3 hereto. The shares of Class B Common Stock issuable pursuant to the Buyer Warrant represent not less than 15% of the total number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding and reserved for issuance (excluding 41,250 shares issuable upon the exercise of employee stock options), have been duly authorized and, when issued upon exercise of the Buyer Warrant, such shares will be validly issued, fully paid, nonassessable and not subject to any preemptive or similar right.

          (b) The authorized capital stock of Buyer consists of 1,000 shares of common stock, par value $.01 per share (the "Buyer Shares"), all of which are issued and outstanding. No shares of capital stock of Buyer are held in the treasury of Buyer. The Buyer Shares constitute all of the issued and outstanding capital stock of Buyer. Parent is the sole record and beneficial owner of the Buyer Shares. There is no security, option, warrant, call, subscription or other right, commitment or understanding of any nature whatsoever, fixed or contingent, to which Parent or Buyer is bound or subject that, directly or indirectly, (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of Buyer, or any securities convertible into or other rights to acquire any shares of capital stock of Buyer, other than the pledge of the Buyer Shares to the Bank under the Financing (as such terms are defined in Section 5.5), (ii) obligates Buyer to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of any shares of such capital stock.

          5.4  Legal Proceedings

          To the knowledge of Parent and Buyer, there is no litigation, claim, governmental or other proceeding or investigation pending or threatened against Parent or Buyer or any of its respective properties or assets that is reasonably expected to have a material adverse effect on Parent or Buyer.

          5.5  Financing

          Attached hereto as Schedule 5.5(a) is a true, correct and complete copy of the commitment letter from Nations Financial Capital Corp. (the "Bank") with respect to Buyer's proposed new borrowing arrangements (the "Financing"), which reflects the entire agreement of Buyer and the Bank with respect to the Financing as of the date of this Agreement. Schedule 5.5(b) hereto sets forth a true, complete and correct list of the persons that have agreed in principle as of the date of this Agreement with Parent to purchase Class A Common Stock (collectively, the "Investors") at a price of $10.00 per share for proceeds aggregating not less than $5,320,000 (in cash and not more than 325,000 shares of common stock of Seller valued at $7.50 per share) and the amount to be invested by each of the Investors (it being understood that Parent does not have binding agreements with any of the Investors as of the date of this Agreement). The aggregate proceeds of the Financing, together with the Surrendered Shares and the cash investments to be made by the Investors, will be in an amount sufficient to pay the cash and Surrendered Shares required to be paid to Seller at Closing pursuant to Section 3.2 and to pay all related fees and expenses of Buyer. Buyer knows of no fact or circumstance that is likely to result in the funds contemplated by the Financing or the investment contemplated to be made in Class A Common Stock by the Investors not being available for the consummation of the transactions contemplated by this Agreement.

          5.6  Investment

          Buyer will be acquiring the Shares, the Machine Company Shares and any other Assets that are securities for investment for its own account and not with a view to any distribution thereof.

          6.   ALTERNATIVE PROPOSALS

          Upon execution of this Agreement, John K. Ziegler and Richard J. Mackey, on behalf of Buyer, shall deposit in escrow with Seller $250,000. Such deposit shall be made, held and applied in accordance with Section 10.9(vi). From the date hereof through July 10, 1994 (and, if the deposit referred to in Section 10.9(vi) is made in accordance therewith, through August 10, 1994), Seller will not, and will use its best efforts to cause its officers, directors, employees, agents and representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to any purchase of all or any significant portion of the Apparel Operations (an "Alternative Proposal") or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal, provided that Seller shall have the right, without causing Seller to be deemed to be in breach of this Agreement, to engage in negotiations concerning, or to provide confidential information or data to, and to have discussions with, any third party relating to an Alternative Proposal not solicited after the date of this Agreement made by such person and to consummate any such unsolicited Alternative Proposal. Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to an Alternative Proposal. Seller will notify Buyer promptly if, after the date of this Agreement, Seller receives any inquiries or proposals for an Alternative Proposal, any such confidential information is requested or any such negotiations or discussions are initiated or sought to be continued.

          7.   COVENANTS

          The parties covenant and agree as follows:

          7.1  Employment Matters

          (a) Effective at the Closing, Buyer shall offer employment to all active employees of Seller working in either of the Apparel Divisions under terms of employment substantially the same as Seller's terms for such employees in effect prior to the Closing. All such employees hired by Buyer shall become Buyer's employees as of the Closing (the "Buyer's Employees"), and Seller and its Affiliates shall have no responsibility with respect to any act, omission or obligation of Buyer with respect to Buyer's Employees. Effective at the Closing, Buyer shall assume Seller's obligations with respect to accrued sick pay and vacation pay for Buyer's Employees. Notwithstanding anything to the contrary herein, Buyer shall have no obligation (i) to employ or continue to employ any such employee if Buyer determines, at its sole discretion, that it is not in its best interest to do so, or (ii) to continue in effect any employee benefits it initially offers to any such employee.

          (b) Seller shall amend its Retirement Plan to cease all benefit accruals effective as of the Closing Date. Buyer shall adopt and assume the Retirement Plan and related trust effective as of the Closing Date and shall make all payments and contributions to the Retirement Plan required by law.

          (c) Each employee of Seller employed by Buyer on or after the Closing Date, and his or her covered dependents, shall be immediately covered by a group health plan established or maintained by Buyer which (i) provides immediate coverage as of the Closing Date without any waiting period, (ii) waives any pre-existing condition exclusions or limitations, and (iii) pays all claims with respect to covered services rendered on or after the Closing Date on substantially the same basis as Seller's group health plan as in effect on the date of this Agreement.

          (d) Pursuant to Section 5.01 of Revenue Procedure 84-77, Seller shall be relieved from furnishing Forms W-2 to employees of Seller that are hired by Buyer for the calendar year in which the Closing occurs, and Buyer shall timely furnish such forms for such year reflecting wages paid and taxes withheld by both Buyer and Seller.

          (e) Buyer shall be responsible for compliance with the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et. seq., in connection with the transactions contemplated by this Agreement.

          (f) Effective as of the Closing Date, Buyer shall assume and perform Seller's obligations to Maxwell Tripp, Camille Aucoin, Martin Bogash, Joseph

West, Jack Klasky and Alan Lee under Seller's Supplemental Death and Retirement Plan, as if such individuals had not executed the releases contemplated by
Section 9.5.

          (g) Notwithstanding any possible inferences to the contrary, neither Seller nor Buyer intends for this Section 7.1 to create any rights or obligations except as between Seller and Buyer, and no past, present or future employees of Seller or Buyer shall be treated as third-party beneficiaries of this Section 7.1

          (h) As of the Closing Date, the participation of the Apparel Division employees in the Willcox & Gibbs Employee Stock Ownership Plan (the "ESOP") will be terminated. Seller agrees that it will cooperate with Buyer by allowing Buyer to make such additions or changes to the materials relating to distribution and rollover rights under the ESOP which are required by law to be provided upon termination of participation from the ESOP, provided that such additions or changes are in a form reasonably satisfactory to Seller. Seller shall distribute such materials to terminated participants. In addition, Seller agrees to distribute to terminated participants, on Buyer's behalf, such materials as Buyer may provide with respect to the rollover and investment provisions of the tax-qualified defined contribution plan to be established by Buyer. Seller agrees that it will direct the ESOP Trustee to implement all distribution elections in a timely manner upon the receipt of directions from the terminated participants.

          7.2  Taxes

          (a) Seller will cause to be duly prepared and timely filed all consolidated, unitary, or combined federal, state and local Income Tax Returns of any group in which Seller or any of its Affiliates (other than any Apparel Subsidiary) and any Apparel Subsidiary are included (any such group being referred to herein as a "Seller Group") for all taxable periods of Seller ending on or before the Closing Date. Seller will include each of the Apparel Subsidiaries which is incorporated in the United States (hereinafter, the "Domestic Apparel Subsidiaries") in its consolidated federal Income Tax Returns for all taxable periods of Seller ending on or before the Closing Date.
Subject to Section 7.2(d) below, Seller will pay, and will indemnify and hold harmless on a net after-tax basis (taking into account any tax savings available to Buyer, Parent or any Apparel Subsidiary as a result of the indemnified liability), Buyer, Parent and the Apparel Subsidiaries from and against, any Income Taxes imposed upon any Seller Group for any taxable period.

          (b) Seller will cause to be prepared and filed all state and local Income Tax Returns other than those described in Section 7.2(a) above required to be filed by any Domestic Apparel Subsidiary for periods ending on or prior to the Closing Date ("Pre-Closing Separate Returns"). Subject to Section 7.2(d) below, Seller will pay, and will indemnify and hold harmless on a net after-tax basis (taking into account any tax savings available to Buyer, Parent or any Apparel Subsidiary as a result of the indemnified liability) Buyer, Parent and the Domestic Apparel Subsidiaries from and against, any state and local Income Taxes (other than those described in Section 7.2(a) above) which are imposed on any Domestic Apparel Subsidiary and are attributable to periods ending on or prior to the Closing Date.

          (c) Seller will cause to be prepared and filed all state and local Income Tax Returns required to be filed by any Domestic Apparel Subsidiary for periods beginning before and ending after the Closing Date ("Straddle
Periods"). Buyer will pay, and will indemnify and hold harmless on a net after-tax basis (taking into account any tax savings available to Seller as a result of the indemnified liability) Seller and its Affiliates from and against, any Income Taxes imposed upon any Domestic Apparel Subsidiary for any Straddle Period; except that, subject to Section 7.2(d) below, Seller will reimburse Buyer for, and will indemnify and hold harmless, Buyer and Buyer's Affiliates from and against, the amount of Income Taxes attributable to the portion of the Straddle Period ending on the Closing Date (the "Pre-Closing Period") that would be reflected on Income Tax Returns of any Domestic Apparel Subsidiary for the Pre-Closing Period, assuming that the books of such Domestic Apparel Subsidiary were closed as of and including the Closing Date and such Income Tax Returns were permitted in respect thereof ("Pro Forma Returns").

          (d) Notwithstanding paragraphs (a), (b) and (c) above, Buyer shall be solely liable for, and shall indemnify and hold harmless on a net after-tax basis Seller from and against, any Income Taxes imposed as a result of any action taken outside the ordinary course of business by Buyer, Parent or any Apparel Subsidiary after the Closing, including any election under Section 338(g) of the Code or any similar election under state or local law.

          (e) Seller will be entitled to retain, or receive prompt payment from Buyer, Parent or the relevant Apparel Subsidiary of, any refund or credit for overpayment of taxes attributable to any Seller Group Taxes, Pre-Closing Separate Returns or, in the case of Income Taxes subject to Section 7.2(c), the Pre-Closing Period, plus any interest received with respect thereto from the relevant taxing authorities.

          (f) Buyer will promptly notify Seller in writing upon receipt by Buyer or any of its Affiliates of notice of any pending or threatened audit or assessment with respect to Taxes for which Seller would be required to pay or indemnify Buyer or any of its Affiliates pursuant to Sections 7.2(a), 7.2(b) or 7.2(c), but any failure to so notify Seller shall not relieve Seller from any liability it may have to Buyer under this Section 7.2, except to the extent that Seller is prejudiced by the failure to give such notice. Seller will have the sole right to control any audit, administrative or court proceeding relating to Income Taxes for which Seller is responsible pursuant to Section 7.2(a), (b) or (c).

          (g) After the Closing Date, each of Buyer and Parent, on the one hand, and Seller, on the other hand, shall (i) furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books, records and personnel) and assistance as is reasonably requested for the preparation and filing of any Tax Return or related document, for the preparation for any tax audit and for the prosecution or defense of any claim, suit or proceeding relating to Taxes and (ii) use reasonable efforts, upon request, to obtain any certificate or other document from any taxing authority, customer or any other person as may be necessary to mitigate, reduce or eliminate any taxation that would otherwise be imposed, provided that neither Seller, Buyer nor Parent shall be required to take any action under the preceding provisions of this paragraph that is inconsistent with another tax position being taken by such party. So long as Seller is exercising its rights hereunder to control the preparation of any Tax Returns and the conduct of any proceedings with respect to the Taxes in question, neither Buyer nor any of its Affiliates shall, without Seller's permission, take any position in relation to its assets or activities in respect of tax periods for which Buyer would be entitled to make a claim against Seller under the provisions of this Agreement which is inconsistent with the tax position previously taken by Seller, except to the extent that there is no reasonable basis for continuing to maintain any such previous tax position as determined by Buyer by agreement with Seller, such agreement not to be unreasonably withheld.

          (h) As of the Closing, the Apparel Subsidiaries will be released from any obligation with respect to any period under any tax sharing or tax allocation agreements between the Apparel Subsidiaries and Seller or its Affiliates.

          (i) Buyer and Seller shall endeavor in good faith to agree upon the allocation of the Purchase Price among the Assets and the Shares in accordance with Section 1060 of the Code (the "Allocation"). If Buyer and Seller are not able to agree upon the Allocation within 90 days after the Closing Date, the Allocation shall be determined by an appraisal firm selected by Seller and reasonably acceptable to Buyer. The costs and expenses for the services of such appraisal firm shall be shared equally by Seller and Buyer. Buyer, Seller, and their respective Affiliates shall reflect the Allocation on all Tax Returns.

          (j) If Buyer or any of its Affiliates receives a refund of ACT as a result of any dividend received after the Closing from Willcox & Gibbs, Ltd. or any of its subsidiaries and such refunded ACT is credited against the United Kingdom corporate income tax liability of Willcox & Gibbs, Ltd. or any of its subsidiaries for any period prior to the Closing, Buyer shall promptly pay to Seller the amount of such refunded ACT.

          7.3  Indemnification

          The parties shall indemnify and hold harmless each other in the manner and to the extent hereafter provided.

          (a) Seller shall, on a net after-tax basis (taking into account any tax savings available to Parent, Buyer or any Apparel Subsidiary as a result of the liability as to which it is entitled to indemnification), indemnify and hold harmless Parent and Buyer and their respective directors, officers, and employees from and against (i) any and all losses, damages, liabilities or claims arising out of, based upon or resulting from (x) any obligations or liabilities of Seller other than those obligations or liabilities expressly assumed or otherwise agreed to be performed or indemnified by Parent or Buyer in or pursuant to this Agreement, (y) the inaccuracy as of the Closing of any representation or warranty of Seller that is contained in or made pursuant to this Agreement, and (z) any breach of any covenant or other agreement of Seller contained in or made pursuant to this Agreement and (ii) any and all fees, costs and expenses related thereto (including, without limitation, any and all reasonable legal fees and the costs (other than compensation paid to employees of Parent or Buyer) of investigating, processing or defending any claim, suit or proceeding giving rise to any such losses, damages, liabilities or claims). Notwithstanding the foregoing, Parent and Buyer and their respective directors, officers, and employees shall not be entitled to any such indemnification for matters arising under clause (i)(y) of the preceding sentence, or fees, costs and expenses relating thereto, unless and until the cumulative aggregate amount of all amounts paid, and all other damages and losses of any kind suffered, by Parent and Buyer and such other persons described above as to which Parent and Buyer and such other persons would otherwise be indemnified hereunder for matters arising under clause (i)(y) of the preceding sentence, and fees, costs and expenses relating thereto, exceeds $500,000, in which case Seller shall then be held liable hereunder for all such losses, damages, liabilities, claims, fees, costs and expenses in excess of $500,000, provided that in no event shall Seller be obligated to provide indemnification for matters arising under clause (i)(y) of the preceding sentence, or fees, costs and expenses relating thereto, in excess of the Cash Amount.

          (b) Buyer shall, on a net after-tax basis (taking into account any tax savings available to Seller as a result of the liability as to which it is entitled to indemnification), indemnify and hold harmless Seller and its directors, officers, and employees from and against (i) any and all losses, damages, liabilities or claims arising out of, based upon or resulting from,
(x) any obligations or liabilities (A) expressly assumed or otherwise agreed to be performed by Parent or Buyer in or pursuant to this Agreement, including, without limitation, if attributable to any guaranty by Seller of any such obligation or liability, (B) arising out of, based upon or resulting from the operations of Parent, Buyer or any Apparel Subsidiary after the Closing or (C) arising out of, based upon or resulting from any defect in, or breach of any representation or warranty (express or implied) with respect to, goods sold, services rendered or other action taken by the Apparel Operations prior to the Closing, (y) the inaccuracy as of the Closing of any representation or warranty of Parent or Buyer that is contained in or made pursuant to this Agreement, and
(z) the breach of any covenant or other agreement of Parent or Buyer contained in or made pursuant to this Agreement and (ii) any and all fees, costs and expenses related thereto (including, without limitation, any and all reasonable legal fees and the costs (other than compensation paid to employees of Seller) of investigating, processing or defending any claim, suit or proceeding giving rise to any such losses, damages, liabilities or claims).

          (c) Promptly after receipt by any person entitled to indemnification under this Section 7.3 (an "indemnified party") of notice of a claim of a person not a party to this Agreement in respect of which the indemnified party will seek indemnification pursuant to this Section 7.3 (a "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (an "indemnifying party") thereof in writing. The indemnifying party shall be entitled to have sole control over the defense or settlement of such Third Party Action, provided that, within 30 days of receipt of such written notice, the indemnifying party notifies the indemnified party of its election to so assume full control; provided, however, that:

               (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense to assist in the handling of such Third Party Action; and

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party, which shall not be unreasonably withheld, before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action if, pursuant to or as a result of such settlement or cessation, injunctive or other relief would be imposed against the indemnified party.

          After notice by the indemnifying party to the indemnified party of its election to assume full control of the defense of any such Third Party Action, (i) the indemnifying party shall not be liable to such indemnified party for any legal expenses incurred by such indemnified party in connection therewith and (ii) the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume sole control over the defense or settlement of such Third Party Action as provided in this Section 7.3(c), the indemnifying party shall be entitled to participate in the defense of such Third Party Action, but the indemnified party shall have the right to defend and settle the Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party shall promptly reimburse the indemnified party therefor in accordance with this Section 7.3.

          (d) In the event that the indemnifying party shall be obligated to indemnify the indemnified party pursuant to this Section 7.3, the indemnifying party shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnified party with respect to the claims to which such indemnification relates.

          (e) The indemnification provisions set forth in this Section 7.3 shall be the exclusive remedy of any party with respect to any actions resulting or arising from the matters referred to in clauses (i)(x) and (i)(y) and, to the extent it relates to such matters, clause (ii) of Section 7.3(a) and 7.3(b), and the parties hereby waive all other remedies available at law or equity with respect thereto. Any payment pursuant to this Section 7.3 shall be deemed to be an adjustment of the Purchase Price.

          7.4  Bulk Sales Laws

          The parties hereto waive compliance by Seller with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors, including any bulk sales and similar laws relating to Taxes. Seller shall indemnify and hold Buyer harmless from, and reimburse Buyer for, and loss, cost, expense, liability or damage which Buyer may suffer or incur by virtue of the noncompliance by the parties with such applicable laws.

          7.5  Financing

          Each of Parent and Buyer shall use its best efforts to negotiate and execute definitive agreements providing for the Financing and the Equity Financing as promptly as practicable and shall promptly provide to Seller drafts of all such definitive agreements received by Parent or Buyer. Parent or Buyer, upon Seller's request, shall provide Seller with reports as to the status of such efforts and shall give written notice to Seller promptly after such agreements are executed, together with a copy of such agreements. In the event that the Financing becomes unavailable, regardless of the reason therefor, Buyer shall, upon learning thereof, promptly so advise Seller and use its best efforts to obtain alternative financing from other sources in an amount not less than that intended to be available under the Financing (the "Alternative Financing"). Without limiting the generality of the foregoing, Parent and Buyer shall each use its best efforts to satisfy at or before the Closing all requirements which are conditions to closing the Equity Financing and the Financing or, if applicable, the Alternative Financing. Parent shall not sell any shares of Class A Common Stock on or prior to the Closing Date at other than $10.00 per share.

          7.6  Securities Act Matters

          (a) The certificates representing the Shares, the Machine Company Shares, the Class B Common Stock issued upon exercise of the Buyer Warrant shall bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be pledged, offered, sold or transferred unless registered pursuant to said Act or unless an exemption therefrom is available."

          Upon request of Seller, Parent shall remove such legend from any certificate representing such Class B Common Stock and shall remove the similar legend from the Buyer Note and the Buyer Warrant (i) in connection with any transfer of some or all of the securities represented thereby in accordance with Rule 144 under the Securities Act of 1933, (ii) at any time after the third anniversary of the Closing Date or, in the case of any shares of Class B Common Stock, after the third anniversary of the issuance thereof upon exercise of the Buyer Warrant or (iii) at such time as Seller shall provide Parent with an opinion of counsel reasonably satisfactory to Parent that such legend is no longer required under the Securities Act of 1933.

          (b) Parent agrees that it will furnish to any holder of any security of Parent issued to Seller pursuant to this Agreement (collectively, "Parent Securities") or to a prospective purchaser of any Parent Security designated by such holder, upon the request of such holder or such prospective purchaser, on or prior to the date such Parent Security is to be sold to such prospective purchaser, the following information (which shall be reasonably current in relation to the date of such sale): (a) for so long as Parent is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, a very brief statement of the nature of the business of Parent and its subsidiaries and the products and services each offers and Parent's most recent audited consolidated balance sheet and consolidated statements of income, retained earnings and cash flows, and similar audited consolidated financial statements for such part of the two preceding fiscal years as Parent has been in operation and (b) such other information concerning Parent and its subsidiaries as may from time to time be necessary to permit resales of the Parent Securities under Rule 144A of the Securities Act of 1933 (or any similar successor rule).

          7.7  Access to Information

          (a) From and after the Closing, Seller shall afford to Buyer and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, instruments, computer data and other data and information (collectively, "Information") within Seller's possession relating to the Business insofar as such access is reasonably required by Buyer. Similarly, Parent and Buyer shall afford to Seller and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Parent's or Buyer's possession and to the reasonable assistance of Parent's and Buyer's personnel with respect to matters relating to the Business insofar as such access or assistance is reasonably required by a Seller. Information may be requested under this Section 7.7 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. Parent and Buyer shall promptly furnish such information to Seller as Seller may reasonably request that may be required to be included in filings required under the Securities Act of 1933 or Securities Exchange Act of 1934.

          (b) Between the date hereof and the Closing, Seller shall: (i) promptly after request by Buyer afford the officers, employees, auditors, attorneys and other authorized representatives of Buyer reasonable access during normal business hours to any and all premises, properties, personnel, files, books, records, documents and other information (excluding accountants proprietary information) of Seller relating solely to the Apparel Operations;
(ii) make available for inspection and copying by Buyer, or any such representatives of Buyer, true and complete copies of any documents relating to the foregoing; and (iii) furnish to Buyer the monthly financial statements with respect to the Apparel Operations to the extent regularly prepared in the normal course of Seller's business.

          7.8  Use of Marks

          (a) Subject to the terms of this Agreement, Seller hereby grants to Buyer a non-exclusive non-transferable worldwide license to use the symbol listed on Schedule 7.8 hereto and the names "Willcox & Gibbs" and "W&G" (collectively, the "Marks") solely in connection with the Business in substantially the same manner as each Mark was being used in the Business as of the date of this Agreement. Buyer is expressly prohibited from using any of the Marks (i) as the name of a company, corporation, subsidiary, division or

Affiliate or trade name, except in manner consistent with the use thereof as of the date of this Agreement, or (ii) in connection with any business which directly or indirectly competes with Seller or any of its subsidiaries. Buyer shall not use the Marks in any way to induce a third party to extend credit to Buyer or in any way represent that Seller is responsible for liabilities or obligations of Buyer or Parent.

          (b) Buyer shall have the right to sublicense use of the Marks to any Apparel Subsidiary to the same extent that Buyer would have had the right to use the Marks, provided that the Apparel Subsidiary agrees in writing with Seller to comply with all the terms and conditions in this Section 7.8 as if it were a party to this Agreement.

          (c) Buyer hereby acknowledges (i) the validity of all of Seller's trademark and service mark registrations pertaining to each Mark and (ii) that each Mark is and will remain the sole property of Seller and that Buyer has and will hereby acquire no ownership rights whatsoever in any Mark. Buyer will not contest the validity or ownership by Seller of any Mark. Seller makes no representation or warranty with respect to any Mark.

          (d) Buyer will not use any Mark in combination with any other trademark or service mark or otherwise in any manner that will jeopardize the validity or legal status of any Mark and will conform its usage of each Mark to standard trademark usage. Buyer agrees that the nature and quality of all goods and services rendered in connection with the Marks shall conform to appropriate standards consistent with standards applicable prior to the date of this Agreement subject to direction by Seller from time to time so as to present an image and standard of quality consistent with that maintained by Seller. Buyer agrees to permit reasonable inspection of Buyer's operations to facilitate the foregoing and to supply Seller with specimens of use of the Marks upon request. In connection with its use of each Mark, Buyer shall comply at all times with any reasonable guidelines relating to the use of any Mark that Seller may provide to Buyer from time to time.

          (e) Seller reserves the right to prosecute, defend and conduct all suits involving any Mark and to institute any proceeding or take any action that may seem desirable for the protection thereof; and, in its sole discretion, Seller may do so in its own name or in the name of Buyer or in the joint name of Seller and Buyer on the understanding that Buyer cannot claim nor does it reserve any rights against Seller as a result of such act. Buyer agrees to report immediately to Seller any infringement of any Mark or any adverse pending or threatened litigation which, in either case, comes to its attention, and, at the request and expense of Seller, give assistance to Seller as against third parties with respect to the foregoing, provided that Buyer will not incur any expense without Seller's prior written consent.

          (f) Notwithstanding Section 10.4 hereof, Seller may assign its rights and obligations with respect to any Mark under this Section 7.8 so long as the transferee is not engaged in the Business.

          (g)  If Buyer fails to comply with any of the provisions of this
Section 7.8, Seller will give Buyer notice of such failure specifying the nature of the non-compliance and a reasonable opportunity to cure the same. If Buyer fails to cure the non-compliance within such time, Seller shall have the right to terminate the rights granted in this Section 7.8 upon ninety (90) days written notice to Buyer. Upon termination of the rights granted in this
Section 7.8, Buyer shall immediately discontinue all use of all Marks and any name or symbol confusingly similar thereto, and shall take whatever other action may be reasonably requested by Seller to ensure that all rights in the Marks and goodwill connected therewith shall remain Seller's property. Buyer also agrees not to attempt to register or use, or aid any third party in attempting to register or use, any trademark or service mark which may be, in the opinion of Seller, confusingly similar to any Mark. The obligations of Buyer under this Section 7.8(g) shall survive any termination of the license granted under this Agreement.

          7.9  Announcements

          Prior to the Closing Date, no party shall, without the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except (i) for the filing by Seller of a Current Report on Form 8-K with respect to this Agreement and (ii) as and to the extent that such party shall be so obligated by law, in which case, such party shall give advance notice to the other party.

          7.10 Letters of Credit

          If Seller shall give notice to Buyer that Seller has paid after the Closing any amount as a result of a drawing under a letter of credit issued prior to the Closing for the benefit of the Apparel Operations, Buyer shall immediately reimburse Seller and hold it harmless from any amount required to be paid by Seller with respect to such drawing.

          7.11 Capitalization of Buyer

          At or before the Closing, Parent shall transfer to Buyer the Surrendered Shares, cash in an amount not less than $5,320,000 less the number of Surrendered Shares multiplied by $7.50, the Buyer Note and the Buyer Warrant and Buyer shall duly execute and deliver to Parent a subordinated note of Buyer in the form of Exhibit I hereto in the aggregate principal amount of $3,000,000 (the "Subsidiary Note"). Within ten days after the date of this Agreement, Parent and Buyer will amend and restate their Certificates of Incorporation in the form of Exhibits J and K, respectively.

          7.12 U.K. Dividend

          If the cash component of the Purchase Price shall have been reduced by the U.K. Dividend Amount, then Buyer shall cause Willcox & Gibbs, Ltd. to pay to the applicable U.K. governmental authorities any ACT owing with respect to the dividend included in the U.K. Dividend Amount on or before the date due. On October 1, 1995, Buyer shall pay to Seller (in the same manner that the Cash Amount is required to be paid) an amount equal to the ACT Amount plus interest accrued on the ACT Amount from and including the Closing Date to but excluding the date of payment to Seller at a rate per annum equal to 8.32%.

          8.   CONDITIONS TO PARENT'S AND BUYER'S OBLIGATIONS

          The obligations of Parent and Buyer required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by them as provided herein except as otherwise required by applicable law:

          8.1  Representations and Warranties; Covenants

          Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing in the same language) shall be true and correct in all material respects as of the Closing. Each of the obligations of Seller required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Buyer shall have received a certificate, dated the Closing Date and duly executed by an officer of Seller, to the effect that the conditions set forth in the preceding two sentences have been satisfied.

          8.2  Absence of Litigation

          No order, stay, injunction or decree of any court of competent jurisdiction shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby to occur at the Closing.

          8.3  Financing

          (a) Buyer and the Bank shall have executed definitive agreements providing for the Financing substantially in accordance with Schedule 5.5(a) or, if applicable, Buyer and one or more other lenders shall have executed definitive agreements providing for the Alternative Financing.

          (b) The funds to be used to pay a portion of the Purchase Price, as contemplated by the Financing or, if applicable, the Alternative Financing, shall be available to Buyer.

          8.4  Consents

          Buyer shall have obtained the consents of (i) Pfaff Industriemaschinen GmbH ("Pfaff") and Pegasus Sewing Machine Mfg. Co., Ltd. ("Pegasus") to the assignment to Buyer of (x) the Distributorship Agreement, dated as of September 1, 1982, as amended, between Seller and Pfaff and the Distributorship Agreement, dated as of September 1, 1982, as amended, between Seller and Pegasus, (y) the Machine Company Shares and (z) the Stockholders Agreement relating to the Machine Company, (ii) the Machine Company to the assignment to buyer of the two Purchase/Sales Agreements, each dated as of September 1, 1982, between Seller and it and (iii) the Pfaff American Sales

Corp. to the assignment to Buyer of the Purchase/Sales Agreement, dated as of September 1, 1982, between Seller and it (collectively, such agreements referred to in clauses (i), (ii) and (iii) are herein called the "Pfaff-Pegasus Agreements"), all on terms reasonably satisfactory to Buyer. Seller shall have obtained the consents of the lessors under the Real Property Leases (as defined in Schedule 1.1(f) hereto) to the assignment of the Real Property Leases to Buyer.

          9.   CONDITIONS TO SELLER'S OBLIGATIONS

          The obligations of Seller required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by it as provided herein except as otherwise provided by applicable law:

          9.1  Representations and Warranties; Covenants

          Each of the representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing in the same language) shall be true and correct in all material respects as of the Closing. Each of the obligations of Parent or Buyer required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Seller shall have received a certificate, dated the Closing Date and duly executed by an officer of Parent and an officer of Buyer, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

          9.2  Absence of Litigation

          No order, stay, injunction or decree of any court of competent jurisdiction shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby to occur at the Closing.

          9.3  Financing

          (a) Buyer and the Bank shall have executed definitive agreements providing for the Financing substantially in accordance with Schedule 5.5(a), or, if applicable, Buyer and one or more other lenders shall have executed definitive agreements providing for the Alternative Financing, in any such case in form and substance satisfactory to Seller.

          (b) The funds to be used to pay a portion of the Purchase Price, as contemplated by the Financing or, if applicable, the Alternative Financing, shall be available to Buyer.

          9.4  Consents

          The consents referred to in Section 8.4 shall have been obtained, and Seller shall have been released from its obligations under the assigned agreements referred to therein, all on terms reasonably satisfactory to Seller.

          9.5  Releases

          Seller shall have received (i) the releases of Seller, in the form of Exhibit M hereto, from each of Maxwell Tripp, Camille Aucoin, Martin Bogash, Joseph West, Jack Klasky and Alan Lee relating to certain supplemental retirement benefits and (ii) the releases of Seller, in the form of Exhibit M hereto, from each of Jack Klasky, Richard C. Wise and Richard Karp relating to their employment contracts.

          9.6  Fairness Opinion

          Seller shall have received the written opinion of Banexi International, in form and substance satisfactory to Seller, stating that the Purchase Price is fair to Seller and its shareholders from a financial point of view.

          10.  MISCELLANEOUS

          The following additional provisions are part of this Agreement:

          10.1 Survival

          The covenants, agreements, warranties and representations entered into or made pursuant to this Agreement shall survive the Closing, irrespective of any investigation made by or on behalf of any party. Notwithstanding any other provision of this Agreement, (i) if at the time that Seller makes any representation or warranty in or pursuant to this Agreement any of the persons listed on Schedule 10.1 hereto has knowledge indicating that such representation or warranty is inaccurate, such representation or warranty shall be deemed modified for all purposes of this Agreement to eliminate such inaccuracy and (ii) each party shall cease to be liable on its respective representations and warranties unless the party to whom the representations and warranties were made notifies the representing and warranting party prior to the first anniversary of the Closing Date of circumstances indicating that the party to whom the representations and warranties were made may suffer a loss, damage, liability or claim with respect thereto. The foregoing sentence shall in no way limit the obligations of the parties under their respective covenants and agreements.

          10.2 Entire Agreements; Modification; Waiver

          This Agreement (including the Exhibits and Schedules hereto) sets forth the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings with respect to the transactions contemplated hereby entered into prior to the execution hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party. No breach of any covenant, agreement, warranty or representation or failure to satisfy any condition shall be deemed waived unless expressly waived in writing by and on behalf of the party who might assert such breach or such condition.

          10.3 Notices

          Any notice, direction or other advice or communication required or permitted to be given hereunder shall be in writing and shall be given by certified mail, overnight delivery by Federal Express or similar service or delivery against receipt to the party to whom it is to be given at such party's address set forth in the preamble to this Agreement or to such other address as the party shall have furnished in writing to the other party in accordance with the provisions of this Section 10.3. Any notice, direction or other advice or communication shall be deemed to have been given as of the date so delivered against receipt, on the next business day when sent by overnight service or five days after the date so mailed.

          10.4 Binding Effect; Third Parties; Headings; Counterparts

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, which term shall include any successor by merger or consolidation, and permitted assigns and their respective successors, except that none of the parties to this Agreement shall be entitled to assign this Agreement or any interest herein or right hereunder and any such purported assignment shall be void. Nothing in this Agreement (except as expressly provided in Section 7.3) is intended by the parties or shall act to confer any right or remedy on any third party. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in two or more counterparts, and all such counterparts shall constitute one and the same instrument.

          10.5 Consent to Jurisdiction

          Each party hereto, hereby consents to, and confers nonexclusive jurisdiction upon, the courts of the State of New York and the Federal courts of the United States of America located in the City of New York, Borough of Manhattan, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement, any Buyer Agreement, any Parent Agreement or any Seller Agreement. Each party hereto hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement, any Buyer Agreement, any Parent Agreement or any Seller Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York, provided that notice thereof is provided pursuant to provisions for notice under this Agreement.

          10.6 Schedules

          Any information disclosed by any party to this Agreement on any schedule hereto shall be deemed duly disclosed for purposes of all the schedules of such party referred to herein.

          10.7 Expenses; Transfer Taxes

          Except as otherwise specifically provided herein, each party shall bear its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with the transactions contemplated hereby, whether or not such transactions are consummated. Buyer shall pay any sales, transfer or documentary taxes imposed on or with respect to the transfer of the Assets and the Shares to Buyer.

          10.8 Brokerage

          In the event any person shall assert a claim to a fee, commission or other compensation on account of alleged employment as a broker or finder, or performance of services as a broker or finder, in connection with the transactions contemplated by this Agreement, the party alleged to have been responsible for such employment or performance of services shall hold harmless the other party as well as the other party's directors, officers and employees, from and against such claim and at the indemnifying party's sole expense defend any and all actions, suits or proceedings involving such claim that may at any time be brought against those so indemnified and satisfy promptly any settlement or judgment arising therefrom. If, however, it is ultimately determined in any such action, suit or proceeding in which the indemnified party was afforded the opportunity to have its counsel participate in the defense, that the employment was by or services were performed for the indemnified party, then the latter shall be responsible under this Section 10.8 and shall reimburse any amounts theretofore paid by the indemnifying party by reason hereof. Seller acknowledges its sole and exclusive responsibility for all fees, commissions and compensation payable to Hill Thompson Group Ltd. in connection with its services to Seller. Buyer acknowledges its sole and exclusive responsibility for all fees, commissions and compensation payable to NationsBank of North Carolina, N.A. in connection with its services to Buyer.

          10.9 Termination

          This Agreement may be terminated at any time prior to the Closing:

               (i)  By mutual consent of Buyer and Seller.

               (ii) By Buyer or Seller, if the Closing shall not have taken place on or prior to August 10, 1994, or such later date as shall have been approved by Buyer and Seller.

               (iii) By Buyer or Seller if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement to occur at the Closing, and such order, decree, ruling or other action shall have become final and nonappealable.

               (iv) By Seller if any event shall occur that shall render the satisfaction of any condition to the obligations of Seller set forth in
     Article 9 impossible and such condition has not been waived by Seller.

               (v) By Buyer if any event shall occur that shall render the satisfaction of any condition to the obligations of Parent and Buyer set forth in Article 8 impossible and such condition has not been waived by Buyer.

               (vi) By Seller if the Closing shall not have taken place on or prior to July 10, 1994, provided that such date shall be extended to August 10, 1994 if John K. Ziegler and Richard J. Mackey, on behalf of Buyer, shall have deposited in escrow with Seller on or before July 10, 1994, $250,000 in addition to the deposit referred to in Article 6 (such additional deposit, the "Second Deposit" and, together with such initial deposit, the "Deposits"). The Deposits shall be in cash or shares of common stock of Seller (valued at $7.50 per share), together with conveyance documents as if such shares were Surrendered Shares. At the Closing, any portion of the Deposits made in cash shall be credited against the Cash Amount and any portion of the Deposits in common stock of Seller shall be credited against the Surrendered Shares, without interest payable by Seller. If this Agreement shall be terminated (i) at any time prior to the Buyer making the Second Deposit due to (x) a breach by Buyer or Parent of any of its representations or warranties made by it in or pursuant to this Agreement or of any of the obligations required to be performed by it under this Agreement, or (y) the inability of Parent to obtain an equity investment of at least $5,320,000 (in cash and not more than 325,000 shares of common stock of Seller valued at $7.50 per share) or (ii) at any time after Buyer has made the Second Deposit for any reason other than (x) a failure of Seller to satisfy the conditions set forth in
     Section 8.1 or (y) pursuant to Section 10.9(vii), then any Deposits shall be deemed conveyed to Seller as compensation for its efforts and expense in connection with this Agreement, effective as of the date of termination. If this Agreement is terminated and the Deposits are not deemed conveyed to Seller pursuant to the preceding sentence, Seller shall return one-half of any such Deposits to John K. Ziegler and one-half of any such Deposits to Richard J. Mackey, in each case without interest.

               (vii) By Seller, if Seller receives prior to the Closing a bona fide offer with respect to the acquisition by another person of all or a substantial portion of the Apparel Operations that the Board of Directors of Seller determines is more favorable to Seller than the transactions contemplated by this Agreement.

If Buyer or Seller shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made. If this Agreement shall be terminated pursuant to Section 10.9(vii) and neither Parent nor Buyer shall have violated or breached any representation, warranty, covenant or obligation contained in this Agreement, then Seller shall reimburse Parent and Buyer for their reasonable out-of-pocket expenses actually incurred by them in connection with the consummation of the transactions contemplated by this Agreement, up to $350,000 in the aggregate, promptly after presentation by Parent to Seller of documentation thereof reasonably satisfactory to Seller. Except for any breach of this Agreement and for the obligations contained in this Section 10.9 and in Sections 10.7 and 10.8, upon the termination of this Agreement pursuant to Section 10.9 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

          10.10     Certain Definitions

          The following terms shall have the respective meanings indicated below for purposes of the Agreement:

               "Affiliate" of a specified person shall mean a person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City, New York, U.S.A. are required to or may be closed.

               "Income Tax Returns" shall mean Tax Returns relating to Income Taxes.

               "Income Taxes" shall mean Taxes in the nature of income or franchise taxes, including interest, penalties and additions to tax with respect thereto.

               "Person" shall mean and include an individual, corporation, company, partnership, joint venture, association, group, trust, and other unincorporated organization or entity and a governmental entity or any department or agency thereto.

               "To the knowledge of Seller" shall mean the actual knowledge of Eric Lomas, Alain Viry, Allan Gonopolsky or John Tomasso.

          10.11     Buyer Obligations

          Each obligation of Buyer hereunder shall be deemed to include an obligation of Parent to cause Buyer to perform such obligation.

          10.12     Governing Law

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts executed and to be performed in such State.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        WG, INC.

                                        By  /s/ John K. Ziegler
                                          ------------------------------
                                          Name:  John K. Ziegler
                                          Title:  President


                                        WG APPAREL, INC.

                                        By  /s/ John K. Ziegler
                                          ------------------------------
                                          Name:  John K. Ziegler
                                          Title:  President


                                        WILLCOX & GIBBS, INC.

                                        By  /s/ Alain Viry
                                          ------------------------------
                                          Name:  Alain Viry
                                          Title:  President and CEO

                                        AGREED, AS TO
                                        PROVISIONS RELATING
                                        TO THE DEPOSITS:

                                         /s/ John K. Ziegler

                                        ------------------------------
                                        John K. Ziegler

                                         /s/ Richard J. Mackey
                                        ------------------------------
                                        Richard J. Mackey

                               List of Schedules


     Schedule  Description

     1.1(f)    Certain Assumed Contracts

     1.3       Surplus Assets

     3.3(a)    Reconciliation of Net Worth Amount as of December 31, 1993

     3.3(b)    Accounting Principles

     4.2       Required Consents

     4.3       1993 Financial Statements*

     4.4       Apparel Subsidiaries

     4.5       Permitted Liens

     5.1       Certain Actions by Parent or Buyer

     5.3       Stockholders of Parent and Rights to Acquire Parent Stock

     5.5(a)    Financing Commitment Letter*

     5.5(b)    Investors

     7.8       Marks*

     10.1      Apparel Operations Managers


- - - --------------------

* This Schedule has been omitted from this filing on Form 8-K. The Registrant, Willcox & Gibbs, Inc., hereby undertakes to provide a copy of such schedule promptly after receipt by the Company of any request therefor.



                               List of Exhibits


     Exhibit   Description

     A         Form of Buyer Note

     B         Form of Buyer Warrant

     C         Form of Bill of Sale

     D         Form of Opinion of Counsel to Seller

     E         Form of Stockholders Agreement

     F         Form of Non-Compete Agreement

     G         Form of Assumption Agreement

     H         Form of Opinion of Counsel to Buyer

     I         Form of Subsidiary Note

     J         Form of Parent Restated Certificate of Incorporation

     K         Form of Buyer Restated Certificate of Incorporation

     L         Form of Subsidiary Note Assignment

     M         Form of Release


                                                                Schedule 1.1(f)


                               Assumed Contracts


A.   The following Assumed Contracts are the "Real Estate Leases":

          1. LEASE AGREEMENT, dated as of January 1, 1978, among Lawrence Gilbert and Jerome Gilbert, and Willcox & Gibbs, Inc., with respect to 3900 Green Industrial Way, Chamblee, Georgia.

          2. LEASE AGREEMENT, dated as of January 1, 1978, among Lawrence Gilbert and Jerome Gilbert, and Willcox & Gibbs, Inc., with respect to 3875 Green Industrial Way, Chamblee, Georgia.

          3. LEASE AGREEMENT, dated September 1, 1991, by and between Wade Elam, and Sunbrand, a division of Willcox & Gibbs, with respect to 476 Kilvington Ave., Nashville, Tennessee.

          4. INDENTURE OF LEASE, between Merrill Leviss and Lawrence L. Soloff, d/b/a Fall River Partnership, and Sunbrand, Division of Willcox & Gibbs, Inc., with respect to Space on the first floor of the so-called "Border City Mill No. 1".

          5. LEASE AGREEMENT, dated July 7, 1992, by and among Searles Holding Company, Inc. and Willcox & Gibbs, Inc. d/b/a Sunbrand; and Group VI Real Estate, with respect to 231 Tiger Way, Peachtree City, Georgia.

          6. LEASE AGREEMENT, dated February 23, 1994, made and entered into by and between Marminco Enterprises, a Texas partnership, and Sunbrand Division of Willcox & Gibbs, Inc., with respect to 5354 El Paso Drive, Ground Floor, and the adjacent office area at, 5360 El Paso Drive.

          7. LEASE AGREEMENT, between Zona Franca Industrial Las Americas, S.A., a Dominican Republic corporation, and Sunbrand a Division of Willcox & Gibbs, Inc., with respect to a plot of land in the Industrial Free Zone of Las Americas, S.A., and a building to be constructed on the plot by the Lessor.

          8. INDENTURE OF LEASE, dated December 12, 1974, by and between Harris Chasanoff, Michael Chasanoff, Allan Chasanoff, Albert Orenstein and Jay Feder, d/b/a Inip Co., and Willcox & Gibbs, Inc., with respect to 85 Inip Drive, Inwood, New York.

          9. LEASE AGREEMENT, dated April 1, 1991, by and between Lewis Eagle and Norman Eagle, and Willcox & Gibbs, Inc., with respect to 824 East 8th Street, Los Angeles, California.

          10. LEASE AGREEMENT, made and entered into at Miami, Dade County, Florida, dated January 13, 1993, by and between Industrial Affiliates, Ltd. and Unity Sewing Supply Co., with respect to 7225 N.W. 44th Street, Miami, Florida.

B.   The following are also Assumed Contracts:

          1. SERVICE CONTRACT 1, between Zona Franca Industrial Las Americas, S.A., a Dominican Republic corporation, and Sunbrand a Division of Willcox & Gibbs, Inc.

          2. VEHICLE LEASE AGREEMENT, dated April 21, 1986, by and between Neville Leasing, Inc., and Willcox & Gibbs, Inc./Sunbrand Division.

          3. NETWORK SERVICES COMMITMENT FORM, dated May 21, 1993, between Sunbrand and AT&T.

          4. VEHICLE LEASE AGREEMENT, between PJA Motor Corp. d/b/a Performance, 265 Burnsdale Ave., Lawrence, New York and Willcox and Gibbs, Inc.

          5. VEHICLE LEASE AGREEMENT, dated December 1, 1992, between GE Capital Auto Lease, Inc. and Unity Sewing Supply Division of Willcox & Gibbs and Willcox and Gibbs, Inc.

          6. VEHICLE LEASE AGREEMENT, dated January 22, 1993, between Five Town Motors and Willcox & Gibbs.

          7. VEHICLE LEASE AGREEMENT, dated [omitted from lease], 1994, between Scott Motors and Willcox & Gibbs Inc. d/b/a Unity Sewing Supply Co.

          8. LEASE AGREEMENT, dated July 19, 1991, by and between Minolta Leasing Services and Willcox & Gibbs d/b/a Unity Sewing Supply.

          9. EMPLOYMENT CONTRACT, dated July 31, 1993, among Willcox & Gibbs, Inc., a New York corporation, W&G Leadtec of Delaware, Inc., a Delaware corporation, and Jack Klasky.

          10. EMPLOYMENT CONTRACT, dated July 31, 1993, among Willcox & Gibbs, Inc., a New York corporation, W&G Leadtec of Delaware, Inc., a Delaware corporation, and Richard C. Wise.

          11. EMPLOYMENT CONTRACT, dated July 31, 1993, among Willcox & Gibbs, Inc., a New York corporation, W&G Leadtec of Delaware, Inc., a Delaware corporation, and Richard Karp.

          12. DISTRIBUTORSHIP AGREEMENT, dated as of January 31, 1990, between Tovel S.P.A., an Italian corporation, and Willcox & Gibbs, Inc., a New York corporation.

          13. DISTRIBUTORSHIP AGREEMENT, dated as of January 31, 1990, between Euro Etichette, an Italian corporation, and Willcox & Gibbs, Inc., a New York corporation.

          14. DISTRIBUTION AGREEMENT, dated April 25, 1989, between Rhein-Nadel Maschinennadel GMBH, Muva Maschinennadel GMBH, and Willcox & Gibbs, Inc.

          15. DISTRIBUTION AGREEMENT, between Sunbrand, a division of Willcox & Gibbs, Inc., and Robacom Software AG.

          16.  THE PFAFF-PEGASUS AGREEMENTS.

          17. PROMISSORY NOTE, dated May 1, 1989, in the original principal amount of $700,000.00 payable to Muva Company, Inc.

                                                                   Schedule 1.3


                                Surplus Assets


      Order
  of Priority           Asset                                   Value

       1.                Promissory Note issued by               $385,000*
                         Vaporpress International
                         Limited under the Sale
                         and Purchase Agreement,
                         dated as of February 23,
                         1994

       2.                Accounts receivable of                  Gross book
                         Engineered Apparel Concepts             value as
                         Ltd.                                    of the date
                                                                 conveyed to
                                                                 Buyer

       3.                Secured Promissory Note issued          $1,000,000*
                         by Montrose Textile Machine
                         Co. under the Sale and Purchase
                         Agreement, dated February 14, 1992

       4.                Investment in Pegasus Sewing Machine    $58,969
                         Mfg. Co. Ltd.




- - - --------------------

* Less any principal amount paid to Seller and plus interest accrued and unpaid as of the date conveyed to Buyer.


                                                                Schedule 3.3(a)


          Reconciliation of Net Worth Amount as of December 31, 1993



Net assets at December 31, 1993                             $41,555,000

     Domestic cash                  44,000
     Intangible Assets
          Goodwill                  1,590,000
          Noncompetes               199,000

                                                            (1,833,000)
                                                          ------------
                                                          $39,722,000
     Section 7.1(f) liabilities                               437,000
                                                          ------------
Net Worth Amount at December 31, 1993                     $40,159,000

                                                                Schedule 3.3(b)


                             Accounting Principles


1. The Machine Company Shares shall be valued on the equity basis of accounting in accordance with Seller's past practice without giving effect to any possible liquidation of the Machine Company or other factors that may indicate an impairment, such as an "other than temporary impairment", as defined in APB 18, or permanent impairment, which value was $1,041,000 at December 31, 1993.

2. The assets of the Apparel Operations shall include, in addition to fixed assets on the books of Leadtec, certain fixed assets ($21,000 at December 31, 1993) on the books of Seller attributable to Leadtec, with amortization subsequent to December 31, 1993, determined in accordance with Seller's past practice.

3. The Apparel Operation's investment in Sunbrand S.A. de C.V. shall be valued in accordance with Seller's past practice without giving effect to any possible liquidation of Sunbrand S.A. de C.V. or other factors that may indicate an impairment, such as an "other than temporary impairment", as defined in APB 18, or permanent impairment, which value was $462,000 at December 31, 1993.

4. The CAMP software and related hardware owned by Leadtec shall be valued at $503,000 as of December 31, 1993. Amortization and all additional expenditures made subsequent to December 31, 1993, relating to such software and hardware shall be accounted for in accordance with Seller's past practice.

5. The Apparel Operations financial statements shall not reflect expenses incurred by Seller on behalf of the Apparel Operations for interest, corporate management expenses (other than insurance, medical coverage, out-of-pocket costs incurred expressly for the benefit of the Apparel Operations, pension and audit fees) and U.S. federal, state and local income taxes.

6. Expenses incurred by Parent, Buyer or Seller in connection with the performance of their obligations under this Agreement shall not be reflected.

7. Losses attributable to the possible sale of assets of Daon (including any accrual for expected future losses from operations prior to sale) shall not be reflected.

8. The liability attributable to the Retirement Plan ($880,000 at December 31, 1993) shall be the amount that such liability would have been reflected in a balance sheet of Seller without giving effect to any assumption of the Retirement Plan by Buyer. This provision shall not affect Buyer's obligations under Section 7.1(b).

9. The Apparel Operations' investment in Leadtec Systems Asia Limited shall be valued at the amount of Seller's cost ($100,000 at December 31, 1993), in accordance with Seller's past practice without giving effect to any possible liquidation of Leadtec Systems Asia Limited or other factors that may indicate an impairment, such as an "other than temporary impairment", as defined in APB 18, or permanent impairment. Additional expenditures, if any, shall be capitalized in accordance with Seller's past practice.

10. Seller, Buyer and Parent are fully familiar with the accounting practices, policies and methods used in preparing the 1993 Financial Statements (including, without limitation, those used in determining the allowance for doubtful accounts ($1,475,000 at December 31, 1993) and the inventory valuation allowance ($4,521,000 at December 31, 1993)) and agree that the same practices, policies and methods shall be applied in preparing the Closing Net Asset Statement and determining the Net Worth Amount.

                                                                   Schedule 4.2


                               Required Consents


     Consents are required for assignment of all Assumed Contracts listed on
Schedule 1.1(f).

                                                                   Schedule 4.4


                             Apparel Subsidiaries


First Tier Apparel Subsidiaries

J&E Sewing Supplies, Inc.                    New York
Leadtec Systems, Inc.                        Delaware
W&G Daon, Inc.                               Delaware
W&G Tennessee Imports, Inc.                  Delaware
Willcox & Gibbs, Ltd.                        England


Other Apparel Subsidiaries

Allied Machine Parts Ltd.                    England
M.E.C. (Sewing Machines) Ltd.                England
Unity Sewing Supply Company (UK) Limited     England
Allide Machine Parts Limited                 England
Natyork Limited                              England
Forest Needle Company Limited                England
Morris & Ingram (Textiles) Limited           England
Eildon Electronics Limited                   Scotland


                                                                   Schedule 4.5


                                Permitted Liens


                                     None.

                                                                   Schedule 5.1


                      Certain Actions by Parent or Buyer

1. Parent and Buyer will amend and restate their respective Certificates of Incorporation in accordance with Section 7.11.

                                                                   Schedule 5.3


                          Stockholders of Parent and
                        Rights to Acquire Parent Stock


1. As of the date of this Agreement, there was one share of Class A Common Stock outstanding, owned by John K. Ziegler.

2. Parent intends to grant options to employees of Buyer to purchase up to 41,250 shares of Class A Common Stock in the aggregate.

3. At or prior to the Closing, Parent will grant to the lenders in the Financing warrants to purchase 114,773 shares of Class C Common Stock at a purchase price of $.01 per share.

4. Parent intends to establish an employee stock ownership plan, to which it may sell up to 105,812 shares of Class A Common Stock.

5. The Buyer Warrant provides for the issuance of Class B Common Stock and the Stockholders Agreement grants registration rights. In addition, Parent will grant registration rights to the lenders in the Financing under a Warrantholder Rights Agreement.

6. Parent has agreed to sell to the Investors Class A Common Stock in the amounts and for the consideration set forth in Schedule 5.5(b).

7. Each share of Class B Common Stock and Class C Common Stock is convertible into one share of Class A Common Stock.

     The options and warrants referred to in items 2 and 3 above are the "Closing Date Securities" for purposes of the Buyer Warrant. Any options for shares in excess of the initial grants for 41,250 shares shall not be deemed to be Closing Date Securities.

                                                                Schedule 5.5(b)


                                   Investors


                                                       Shares of
                       Cash           Shares of      Parent Stock
Name                   Investment   Seller Stock       Purchased

John K. Ziegler          -----        129,442         97,082

John K. Ziegler, as      -----         44,973         33,729
    Trustee for his
    children

Richard J. Mackey        $300,000      60,000         75,000

Sidney B. Becker         -----         26,667         20,000

George Boyer             250,000                      25,000

Rozer Partnership        500,000                      50,000

Seymour Gordon           300,000                      30,000

Richard Warsoff          300,000                      30,000

Jack Klasky              100,000       15,000         21,250

Maxwell Tripp            -----         40,000         30,000

Michael B. Wilson        200,000                      20,000

Frank Walsh              1,000,000                   100,000
                         ---------   ---------       -------
    Total                2,950,000    316,082        532,061

                                                                  Schedule 10.1


                          APPAREL OPERATIONS MANAGERS


Each of the Investors
    referred to in Section 5.5
Maxwell Tripp
Camille Aucoin
Earnest Arp
Martin Bogash
Alan B. Lee
Jack Klasky
Richard Wise
Richard Karp
Tony Murray
Phil Manning

                                                                      EXHIBIT A

                    THIS NOTE HAS NOT BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                   AND MAY NOT BE PLEDGED, OFFERED, SOLD OR
                    TRANSFERRED UNLESS REGISTERED PURSUANT
                      TO SUCH ACT OR UNLESS AN EXEMPTION
                                 THEREFROM IS AVAILABLE.


                                   WG, INC.

                                    8% NOTE
                               DUE MAY 31, 2003

$3,000,000.00

                                             --------------------1


          WG, Inc., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Willcox & Gibbs, Inc., a New York corporation, or its successors or registered assigns (the "Holder"), the principal sum of Three Million Dollars, payable in three installments of One Million Dollars each on the last day of May in 2001, 2002 and 2003, and to pay interest on said principal sum, quarterly on the last day of February, May, August and November (each an "Interest Payment Date") in each year, commencing on August 31, 1994, and on such final maturity date, at an interest rate of 8% per annum. Interest on this Note will accrue from the most recent date to which interest has been paid unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or, if no interest has
been paid under this Note, from          1.  The Company further promises to
pay interest on principal and installments of interest not paid when due and payable as aforesaid at the rate of 10% per annum or, if less, the maximum rate permitted by law, compounded as of each Interest Payment Date, to be paid when such late payment is paid. All payments hereunder shall be applied first to accrued interest and then to principal.

          Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to an account designated in writing by Holder to the Company.
- - - --------------------

[FN]

1.   Insert Closing Date.

I.  COVENANTS

          Section 1.01. Prepayment. (a) The Company may prepay some or all of the principal amount of this Note at any time, together with accrued interest thereon to the date of prepayment. All prepayments shall be applied first to accrued interest and then to principal in the inverse order of maturity.

          (b) If after the date hereof, the Company sells shares of stock of the Company in exchange for cash (excluding the sale to the trustee of the Employee Stock Ownership Plan of the Company prior to January 1, 1995, of up to 105,812 shares of Class A Common Stock) and the amount of such cash proceeds exceeds the aggregate amount required to make a mandatory repayment of the indebtedness secured by the Pledge Agreement (as defined in Section 2.01) in accordance with the instrument under which such indebtedness was issued (such excess, the "Net Cash Proceeds"), then within five Business Days after the issuance of such stock the Company shall repay principal of this Note and accrued interest thereon to the date of payment in an amount equal to the Net Cash Proceeds or, if less, the entire principal of this Note as shall then be outstanding and accrued interest thereon to the date of payment.

          Section 1.02. Corporate Existence. The Company shall continue in effect its corporate existence, except that the Company may consolidate or merge with any other corporation or transfer all or substantially all of its properties and assets as an entirety to any person, provided that:

               (1) the person formed by such consolidation or with which the Company is merged or to which the properties and assets of the Company as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by written agreement, executed and delivered to the Holder, all the obligations of the Company under this Note;

               (2) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

               (3) the Company shall have delivered to the Holder an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

II.  CREDIT SUPPORT

          Section 2.01. Assignment of Note. The Company has assigned to the Holder all of the Company's right, title and interest in and to the 8% Subordinated Note due May 31, 2003 of WG Apparel, Inc. (the "Subordinated Note"), subject to the right of the pledgee under the [describe pledge agreement] (the "Pledge Agreement"). Any payment received by the Holder in respect of the Subordinated Note shall be applied to satisfy the Company's obligations to make payments under this Note, first in respect of interest herein and next in respect of principal hereof.

III.  DEFAULT AND REMEDIES

          Section 3.01.  Events of Default.  An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the default continues for a period of five days;

               (2) the Company defaults in the payment of the principal of this Note when the same becomes due and payable at maturity, upon prepayment or otherwise;

               (3)  the Company fails to comply with (i) the provisions of
     Section 1.02 or (ii) any of its other agreements contained in this Note and such default under this clause (ii) continues for the period and after the notice specified below;

               (4) the Company or any subsidiary of the Company, as defined in Rule 405 under the Securities Act of 1933 (a "Subsidiary"), shall fail to pay any principal of or premium or interest on any debt, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such debt; or any such debt shall be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, in any of the foregoing circumstances, that the aggregate unpaid principal amount of such debt shall exceed $100,000;

               (5) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

               (6) a court of competent jurisdiction enters an order or decree under the Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding, (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its properties, or (C) orders the liquidation of the Company or any Subsidiary, and in each case the order or decree remains unstayed and in effect for 30 consecutive days; or

               (7) a final judgment for the payment of money shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after such judgment becomes final and nonappealable.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (3)(ii) is not an Event of Default until the Holder notifies the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

          Section 3.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 3.01(5) or (6)) occurs and is continuing, the Holder may, by written notice to the Company, provided that the security interest created by the Pledge Agreement is no longer in effect or, if it is in effect, provided that the principal and accrued interest of all indebtedness secured under such Pledge Agreement has become due, declare all unpaid principal of and accrued interest to the date of acceleration on this Note (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 3.01(5) or (6) occurs, all unpaid principal of and accrued interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

IV.  MISCELLANEOUS

          Section 4.01. Legal Holidays. If a payment date is a day upon which banks in the State of New York are required to or may close (a "Holiday"), payment shall be made at on the next succeeding day that is not a Holiday.

          Section 4.02. Transfer and Replacement of Note. Subject to compliance with applicable law, this Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof, in person or by duly authorized attorney, upon surrender of this Note duly endorsed, at the offices of the Company referred to in Section 4.03 or such other place as may be mutually agreed upon.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Company will make and deliver a new Note of like tenor, in lieu of this Note.

          Section 4.03. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by certified mail, overnight delivery by Federal Express or similar service or personal delivery against receipt addressed as follows:

          If to the Company:



          If to the Holder:

          Willcox & Gibbs, Inc.
          530 Fifth Avenue, 22nd Floor
          New York, New York  10036

          The Company or the Holder by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or other communication shall be deemed to have been given as of the date so delivered against receipt, on the next business day when sent by overnight service or five business days after the date so mailed.

          Section 4.04. Governing Law. The laws of the State of New York shall govern this Note.

          Section 4.05.  Successors.    All agreements of the Company in this
Note shall bind its successors.

          Section 4.06. Separability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 4.07. No Offset. The obligation of the Company to make payments of principal of and interest on this Note are absolute and unconditional and shall be made without any reduction or offset for any claim the Company may have against the Holder.

          IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above,


                                   WG, INC.



                                   By ----------------------------
                                         Name:
                                         Title:



[SEAL]


Attest:


- - - ----------------------
Secretary

                                                                      EXHIBIT B

THIS WARRANT AND THE SHARES OF CLASS B COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE PLEDGED, OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED PURSUANT TO SAID ACT OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

                                              Dated:                     , 1994



                                    CLASS B
                                    WARRANT

             To Purchase 122,970 Shares of Class B Common Stock of

                                   WG, INC.

                             Expiring May 31, 2009


          THIS IS TO CERTIFY THAT, for value received, Willcox & Gibbs, Inc. or registered assigns ("Holder") is entitled to purchase from WG, Inc., a Delaware corporation (the "Company"), at any time or from time to time after 9:00 a.m., New York City time, on the date hereof and prior to 5:00 p.m., New York City time, on the earlier of May 31, 2009 and the Business Day preceding the date of redemption of this Warrant, at the place where the Warrant Agency is located, at the Exercise Price, the number of shares of Class B common stock, no par value per share, of the Company (the "Class B Common Stock") shown above, all subject to adjustment and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

          This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of 122,970 shares of Class B Common Stock. The Warrants have been issued pursuant to the Sale and Purchase Agreement dated as of June 15, 1994 (as amended from time to time, the "Purchase Agreement") among the Company, WG Apparel, Inc. and Willcox & Gibbs, Inc. ("W&G"), and the Holder is entitled to certain benefits as set forth therein and to certain benefits described in the Stockholders Agreement. The Company shall keep a copy of the Stockholders Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

          Certain terms used in this Warrant are defined in Article VI.

                                   ARTICLE I

                             EXERCISE OF WARRANTS

          1.1 Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company, at the Warrant Agency, (a) this Warrant, (b) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Class B Common Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder), the denominations of the shares certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times
(ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus
(ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised.

          The Company shall, as promptly as practicable and in any event within seven days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Class B Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Class B Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

          1.2 Shares to be Fully Paid and Nonassessable. All shares of Class B Common Stock issued upon the exercise of this Warrant and all shares of Class

A Common Stock issued upon the conversion of such Class B Common Stock shall be validly issued, fully paid and nonassessable and, if such class of Common Stock is then listed on any national securities exchange (as defined in the Exchange
Act) or on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

          1.3 No Fractional Shares Required to be Issued. The Company shall not be required to issue fractions of shares of Class B Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

          1.4 Reservation. The Company has duly reserved and will keep available for issuance upon conversion of Warrant Shares to Class A Common Stock the total number of shares of Class A Common Stock deliverable upon conversion of all Warrant Shares issuable upon exercise of all Warrants from time to time outstanding and shall duly reserve and keep available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding. The Company will not change the par value of the Class B Common Stock.


                                  ARTICLE II

                    WARRANT AGENCY; TRANSFER, EXCHANGE AND
                            REPLACEMENT OF WARRANTS

          2.1. Warrant Agency. As long as any of the Warrants remain outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the "Warrant Agency") at its address set forth in the Purchase Agreement or at such other address in the United States as the Company shall specify by notice to all Warrantholders.

          2.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

          2.3. Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

          2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 2.3 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          2.5. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (it being understood and agreed that if the holder of such Warrant is W&G, then a written agreement of indemnity given by W&G alone shall be satisfactory to the Company and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Class B Common Stock.

          2.6. Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.


                                  ARTICLE III

                                CERTAIN RIGHTS

          3.1. Rights and Obligations under the Warrantholders Rights Agreement. This Warrant is entitled to the benefits and subject to the terms
of the Stockholders Agreement dated as of         , 1994 among the Company, W&G
and the stockholders of the Company listed on the signature pages thereof (as amended from time to time, the "Stockholders Agreement"). The Company shall keep or cause to be kept a copy of the Stockholders Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

          3.2. Determination of Fair Market Value. Subject to Section 3.3 hereof, each determination of Fair Market Value hereunder shall be made in good faith by the Company. Upon each determination of Fair Market Value by the Company hereunder, the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such

Fair Market Value and the method and basis of determination thereof (the "Company Determination").

          3.3. Contest and Appraisal Rights. (a) If the holders of Warrants entitling such holders to purchase a majority of the Class B Common Stock subject to purchase upon exercise of Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary or Affiliate (as defined in the Purchase Agreement) thereof) (the "Required Interest") shall disagree with the Company Determination and shall by notice to the Company given within 10 days after the Company's notice of the Company Determination is given (an "Appraisal Notice") elect to dispute the Company Determination, such dispute shall be resolved as set forth in subsection (b) of this Section.

          (b) The Company shall within 30 days after an Appraisal Notice shall have been given pursuant to subsection (a) of this Section engage an investment bank or other qualified appraisal firm acceptable to the Required Interest (the "Appraiser") to make an independent determination of Fair Market Value (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and all Warrantholders. If the Company Determination and the Appraiser Determination differ by an amount of 15% or less of the Company Determination, then the costs of conducting the appraisal shall be borne equally by the Company and the Warrantholders; if the Company Determination is greater than the Appraiser Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Warrantholders; and if the Appraiser Determination is greater than the Company Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Company; provided that in each case costs separately incurred by the Company and any Warrantholders shall be separately borne by them.

          3.4 Board Meetings. The Company shall give to the Warrantholders notice of all meetings and actions by written consent of its board of directors and each committee thereof, at the same time and in the same manner as notice of any meetings of such boards or committees is required to be given to directors who do not waive such notice (or, if such meeting requires no notice, then 10 days written notice thereof describing the matters upon which addition is to be taken). Warrantholders shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any portion of such meeting devoted to discussion of the Warrantholders solely in their respective capacities as holders of the Warrants). Notwithstanding the foregoing, this Section 3.4 shall not be effective so long as W&G is the holder of the Required Interest and is entitled to elect the Note Directors (as defined in the Company's Certificate of Incorporation).


                                  ARTICLE IV

                            ANTIDILUTION PROVISIONS

          4.1 Adjustment Generally. The Exercise Price and the number of shares of Class B Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV.

          4.2 Common Stock Reorganization. If the Company shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effect date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Class B Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Class B Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

          4.3. Common Stock Distribution. (a) If the Company shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which is governed by Section 4.2 hereof), (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the Stated Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to the lowest of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i), (ii) and (iii) below:

               (i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

               (ii) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

               (iii) by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the lesser of the Stated Price in effect immediately prior to such Common Stock Distribution and such Fair Market Value per share on the date of such Common Stock Distribution, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) the lesser of the Stated Price in effect immediately prior to such Common Stock Distribution and such Fair Market Value per share on the date of such Common Stock Distribution.

          If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Class B Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Class B Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the lesser of the Stated Price in effect immediately prior to such Common Stock Distribution and the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share. If the Exercise Price is adjusted pursuant to this paragraph (a), the Stated Price shall be simultaneously reduced to the price determined by multiplying the Stated Price in effect immediately prior to such adjustment by the fraction referred to in clause
(iii) of this paragraph (a).

          The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or the Stated Price or reduce the number of shares of Class B Common Stock subject to purchase upon exercise of this Warrant.

          (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion of or exchange of such

Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Stated Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor.
For purposes hereof, the Closing Date Securities shall be deemed to be Options as to which the underlying shares of Common Stock shall be deemed to have been issued pursuant to the preceding sentence as of the Closing Date (as defined in the Purchase Agreement), and no adjustment shall be made to the Exercise Price by virtue of the provisions of this sentence. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

          (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Stated Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

          (d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price and Stated Price then in effect (and the number of shares of Class B Common Stock subject to purchase upon exercise of this Warrant) shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price and Stated Price (and number of such shares) which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (d)).

          (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

          (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          4.4 Special Dividends. If the Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), (a) each of the Exercise Price and the Stated Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price and the Stated Price, respectively, then in effect by a fraction, the numerator of which shall be the Fair Market Value of the Company per share of outstanding

Common Stock as of such effective date less any cash and the then Fair Market Value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Fair Market Value per share and (b) the number of shares of Class B Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Class B Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend; provided that the adjustments in (a) and (b) above shall not be made in the case of a Special Dividend consisting entirely of cash if the Company distributes at the same time to each Holder the amount of cash that such Holder would have been entitled to receive if such Holder held the number of shares of Common Stock that such Holder would receive upon exercise of all Warrants held by such Holder. A reclassification of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

          4.5 Capital Reorganizations. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Class B Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders' rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section
4.5 shall similarly apply to successive Capital Reorganizations.

          4.6 Adjustment Rules. Any adjustments pursuant to this Article IV shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Class B Common Stock to be delivered to each Holder (or to the Exercise Price or Stated Price) (i) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article IV in respect of the issuance from time to time of shares of Common Stock upon the exercise of any of the Closing Date Securities. If the Company shall take a record of the holders of its Common Stock for any purpose referred to in this Article IV, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article IV in respect of such action.

          4.7 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Class B Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

          4.8. Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this
Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.


                                   ARTICLE V

               PURCHASE, REDEMPTION AND CANCELLATION OF WARRANTS

          5.1. Purchase of Warrants by the Company. The Company shall have the right or obligation to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as set forth below.

          5.2. Mandatory Redemption of Warrants. The Holder may at any time and from time to time on or after the earlier to occur of (i) May 31, 1999 and
(ii) repayment in full of all principal of and premium and interest on the Notes (as defined in the Credit Agreement) and the termination of the Commitments (as so defined) under the Credit Agreement demand a determination of the Redemption Price (a "Determination Notice") for purposes of this Section
5.2. Within 30 days after the receipt of any Determination Notice from the Holder, the Company shall give to the Holder notice of the Redemption Price, including a reasonably detailed description of the method of calculation thereof, determined as of the day preceding such notice of the Redemption Price. At any time within 30 days after receipt of notice of the Redemption Price the Holder may demand redemption of this Warrant, in whole or in part, at the Redemption Price by notice to the Company. If the Holder makes such demand, the Company shall pay to Holder the Redemption Price multiplied the number of Warrant Shares as to which the Holder has demanded redemption, on such Business Day no later than 90 calendar days after the date notice of such demand was given (the "Demand Date") as the Company shall specify in a notice given to the Holder (any such date, the "Redemption Due Date"), in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency or, if requested by the Holder, without surrender of this Warrant, by wire transfer to any account specified by notice to the Company. Thereupon, the right to purchase shares of Class B Common Stock theretofore represented by this Warrant as to which the Holder has demanded redemption shall terminate, and this Warrant shall represent the right of the Holder to receive the aggregate Redemption Price with respect to such shares from the Company in accordance with this Section. The Holder's right to demand redemption of this Warrant pursuant to this Section 5.2 shall be referred to hereinafter as the Holder's "Mandatory Redemption Right".

          5.3 Optional Redemption. At any time and from time to time prior to the completion of a Qualified IPO but after the later to occur of (a) May 31, 2000, and (b) payment in full of all principal of and interest on the Buyer Note, the Company shall have the right to redeem all, but not less than all, of the outstanding Warrants at the Optional Redemption Price, determined as of the day preceding the notice of redemption. Irrevocable notice of such right of redemption shall be given by the Company to all Warrantholders not more than 75 days nor less than 60 days prior to the date scheduled for redemption, stating the date and price, including a reasonably detailed description of the method of calculation thereof, of redemption. Warrantholders may exercise Warrants until 5:00 p.m., New York City time, on the 45th day preceding the date of redemption set forth in a valid notice of redemption, at which time the right to purchase shares of Class B Common Stock theretofore represented by this Warrant shall terminate, and this Warrant shall represent the right of the Holder to receive from the Company on the redemption date the aggregate Optional Redemption Price with respect to such shares in immediately available funds upon surrender of this Warrant at the Warrant Agency or, if requested by the Holder, without surrender of this Warrant, by wire transfer to any account specified by notice to the Company, and the Company shall so make such payment. If the Optional Redemption Price shall be disputed pursuant to Section 3.3, the Company shall pay to the affected Warrantholders on the redemption date the Optional Redemption Price initially determined by it and shall thereafter make supplemental payment of any increase (and the affected Warrantholder shall remit to the Company any decrease) in the Optional Redemption Price upon resolution of such dispute.

          5.4 Non-Cash Purchase. If the Holder exercises its Mandatory Redemption Right and the Company is unable to pay the full amount of the Redemption Price in cash, after exercising its best efforts to secure financing to pay the Redemption Price in cash, the Company shall give written notice to the Holder of such fact at least two Business Days prior to the scheduled Redemption Due Date. In such case, the Holder may elect, by written notice to the Company, to withdraw the exercise of its Mandatory Redemption Right, in which case the Redemption Due Date shall be cancelled and the right of the Holder to acquire the shares with respect to which redemption had been requested shall be reinstated, retroactive to the Demand Date, or to delay the Redemption Due Date for an additional 20 Business Days (the "Deferred Closing"). If the Holder so elects a Deferred Closing, the Company shall continue to use its best efforts to arrange financing to enable it to pay the

Redemption Price in cash and shall keep the Holder informed about its efforts. At least two Business Days prior to the Deferred Closing, the Company shall give the Holder written notice stating either that it is able to pay the Redemption Price in cash, in which case it will be obligated to do so at the Deferred Closing, or that it is unable to pay in cash despite using its best efforts to arrange financing to do so. If the Company states that it is unable to pay in cash, the Holder may elect to withdraw the exercise of its Mandatory Redemption Right, in which case the Deferred Closing will be cancelled and the right of the Holder to acquire the shares with respect to which redemption had been requested shall be reinstated, retroactive to the Demand Date, or to proceed with the Deferred Closing, in which case the Company shall pay the Redemption Price as follows: 25% in cash and the balance in a note of the Company in the form of Annex A hereto payable in 24 equal monthly payments of principal and bearing interest at a rate per annum equal to the Revolver Rate plus 3%.

          5.5 Cancellation of Warrants. All Warrants purchased, redeemed or otherwise acquired by the Company shall thereupon be canceled and retired. The Warrant Agency shall cancel any Warrant surrendered for exercise or registration of transfer or exchange and deliver such canceled Warrants to the Company.


                                  ARTICLE VI

                                  DEFINITIONS

          The following terms, as used in this Warrant, have the following meanings:

          "Appraisal Notice" has the meaning set forth in Section 3.3(a).

          "Appraiser" has the meaning set forth in Section 3.3(b).

          "Appraiser Determination" has the meaning set forth in Section
3.3(b).

          "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in New York City are authorized by law or other governmental action to be closed, unless there shall have been an offering of Common Stock registered under the Securities Act, in which case "Business Day" means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

          "Capital Reorganization" has the meaning set forth in Section 4.5.

          "Class A Common Stock" means the Class A Common Stock, no par value per share, of the Company.

          "Class B Common Stock" has the meaning set forth in the first paragraph of this Warrant, subject to change pursuant to Article IV.

          "Closing Date Securities" means the warrants, options and convertible securities identified as such in Schedule 5.3 to the Purchase Agreement.

          "Closing Price" on any day means (a) if Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose.

          "Common Stock" means the Class A Common Stock or the Class B Common Stock, or both, as the context may require.

          "Common Stock Distribution" has the meaning set forth in Section
4.3(a).

          "Common Stock Reorganization" has the meaning set forth in Section
4.2.

          "Company" has the meaning set forth in the first paragraph of this Warrant.

          "Company Determination" has the meaning set forth in Section 3.2(a).

          "Consolidated Total Debt" has the meaning specified in the Credit Agreement.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          "Convertible Securities" has the meaning set forth in Section 4.3(b).

          "Credit Agreement" means the Credit Agreement, dated as of June   ,
1994, among the Company, WG Apparel, Inc., the lenders named therein and Nations Financial Capital Corporation, as agent.

          "Determination Notice" has the meaning set forth in Section 5.2.

          "EBITDA" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization and income taxes, determined in accordance with GAAP eliminating (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by the Company or a Consolidated Subsidiary, (iii) all income arising form the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense and (v) any increase or decrease in income arising from any change in the Company's method of accounting.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

          "Exercise Price" means $.01 per share of the Class B Common Stock, subject to adjustment pursuant to Article IV.

          "Fair Market Value" as at any date of determination means the price of the business or property or services in question as of such date that would be obtained in an arm's length free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, as determined in good faith by the Board of Directors of the Company or otherwise in accordance with Section 3.3 hereof. The Fair Market Value of the Company as at any date of determination shall be the greatest of (i) the Fair Market Value at such date of the Company and its Subsidiaries as a going concern, (ii) the liquidation value at such date of the Company and its Subsidiaries, (iii) the consolidated net worth of the Company and its Subsidiaries as shown on the latest available consolidated balance sheet of the Company and (iv) an amount equal to (A) EBITDA for the twelve consecutive months most recently ended prior to such date multiplied by six plus (B) cash and cash equivalents of the Company and its Subsidiaries at such date minus (C) Consolidated Total Debt at such date. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the Company, the Common Stock shall then be publicly traded, the Fair Market Value of the Company on such date shall be the greater of (a) the amount determined in accordance with the immediately preceding sentence and (b) the Market Price on such date multiplied by the number of shares of Common Stock then outstanding on a Fully Diluted Basis. Determination of the Fair Market Value of the Company per share of Common Stock shall be made without giving effect to any discount for (i) minority interest or (ii) any lack of liquidity of the Common Stock due to the fact that there may be no public market for the Common Stock. In the case of the sale by the Company of Common Stock to the trustee of the Employee Stock Ownership Plan for the Company in the ordinary course of business of the Company, Fair Market Value of the Company per share of Common Stock shall be the fair market value thereof, as determined by an "Independent Appraiser," as described in Section 401(a)(28) of the Internal Revenue Code of 1986, as amended.

          "Fully Diluted Basis" means at any time (i) as applied to any calculation of the number of securities of the Company, after giving effect to
(x) all shares of common stock of the Company (including the Common Stock) outstanding at the time of determination and (y) all shares of common stock of the Company issuable upon the exercise of the Warrants, of any Options or of any conversion or exchange right contained in any Convertible Securities, to the extent deemed to be outstanding pursuant to paragraph (b) or (c) of Section 4.3; and (ii) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any option, warrant or similar right referred to in clause (y) above if such option, warrant or similar right were exercisable at such time.

          "GAAP" means generally accepted accounting principles as in effect from time to time.

          "Holder" has the meaning set forth in the first paragraph of this Warrant.

          "Mandatory Redemption Right" has the meaning set forth in Section
5.2.

          "Market Price" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the shorter of (i) 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question and ending on the most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant, (y) the determination of the Holders or the Company to exercise their respective rights set forth in Sections 5.2 or 5.3 hereof and (z) the commencement of "ex-dividend" trading in respect thereof.

          "NASD" means The National Association of Securities Dealers, Inc.

          "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

          "Optional Redemption Price" means, as of any date of determination, a price for each share of Class B Common Stock issuable upon exercise of the Warrants equal to 105% of the Redemption Price, determined as of such date.

          "Options" has the meaning set forth in Section 4.3(b).

          "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

          "Purchase Agreement" has the meaning set forth in the second paragraph of this Warrant.

          "Qualified IPO" means any sale of shares of Common Stock by and for the account of the Company pursuant to an underwritten initial public offering registered under the Securities Act; provided that the proceeds to the Company (net of underwriters' discount, fees and other expenses incurred by the Company in connection therewith) from such sale of shares exceeds $2,000,000.

          "Redemption Due Date" has the meaning set forth in Section 5.2 hereof.

          "Redemption Price" means, as of any date of determination, a price for each share of Class B Common Stock issuable upon exercise of the Warrants equal to the excess of (a)(i) the Fair Market Value of the Company plus the aggregate Exercise Price of all Warrants either being redeemed or then outstanding and not being redeemed divided by (ii) the number of shares of Common Stock outstanding on a Fully Diluted Basis over (b) the Exercise Price then in effect.

          "Required Interest" has the meaning set forth in Section 3.3(a).

          "Revolver Rate" means 4.00% per annum plus the "Commercial Paper Rate," as defined in the "Working Capital Note" issued under the Credit Agreement on the date this Warrant was originally issued under the Purchase Agreement (without giving effect to any subsequent amendment thereto).

          "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations of the Securities and Exchange Commission thereunder.

          "Special Dividend" has the meaning set forth in Section 4.4.

          "Stated Price" means $10.00 per share of Class B Common Stock, subject to adjustment pursuant to Article IV.

          "Stockholders Agreement" has the meaning set forth in Section 3.1.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company and "Subsidiaries" means all Subsidiaries of the Company.

          "Warrant Agency" has the meaning set forth in Section 2.1.

          "Warrant Shares" means the shares of Class B Common Stock issuable upon the exercise of the Warrants.

          "Warrantholder" means a holder of a Warrant.

          "Warrants" has the meaning set forth in the second paragraph of this Warrant.

          "W&G" has the meaning set forth in the second paragraph of this Warrant.

          All references herein to "days" shall mean calendar days unless otherwise specified.

                                  ARTICLE VII

                                 MISCELLANEOUS

          7.1 Notices. Notices and other communications provided for herein shall be in writing and shall be given by certified mail, overnight delivery by Federal Express or similar service or delivery against receipt to the party to whom it is to be given. Any notice, direction or other advice or communication shall be deemed to have been given as of the date so delivered against receipt, on the next business day when sent by overnight service or five days after the date so mailed. In the case of the Company, such notices shall be addressed to it at the address of the Warrant Agency. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder.

          7.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Interest; provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Class B Common Stock subject to purchase upon exercise of this Warrant, the Stated Price, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III or IV or Section 1.4, 5.2, 5.3 or 5.4. The provisions of the Purchase Agreement and the Stockholders Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

          Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Purchase Agreement or the Stockholders Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

          7.3 GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED IN SUCH STATE.

          7.4 Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

          7.5 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          7.6 Headings. The article and section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.



                                   WG, INC.



                                   By:----------------------------
                                   President



Attest:


- - - -------------------------


Secretary



[Annex A - Redemption Note]

                                                                        ANNEX A

                    THIS NOTE HAS NOT BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                   AND MAY NOT BE PLEDGED, OFFERED, SOLD OR
                    TRANSFERRED UNLESS REGISTERED PURSUANT
                      TO SUCH ACT OR UNLESS AN EXEMPTION
                                 THEREFROM IS AVAILABLE.



                                   WG, INC.


                              FLOATING RATE NOTE



$------------------------------1
                                        -------------------------2


          WG, Inc., a Delaware corporation (hereinafter called the "Company"),
for value received, hereby promises to pay to                             , or
its successors or registered assigns (the "Holder"), the principal sum of
        3, payable in twenty-three installments of                     ,4 on
the last day of each month commencing with           ,5 (each a "Payment Date")
and with the balance of such principal sum paid on the last day of           ,6
and to pay accrued interest on said principal sum, on each Payment Date, and on such final maturity date, at an interest rate per annum equal to the Revolver Rate (as defined in the Warrant referred to below) plus 3%. Interest on this Note will accrue from the most recent date to which interest has been paid unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or, if no interest has been paid under this Note,
from          7.  The Company further promises to pay interest on

- - - --------------------

[FN]
1.   Insert 75% of aggregate Redemption Price.

[FN]
2.   Insert Deferred Closing Date.

[FN]
3.   Insert 75% of aggregate Redemption Price.

[FN]
4. Insert one twenty-fourth of original principal amount, rounded down to the nearest cent.

[FN]
5. Insert the last day of the month following the month in which the Deferred Closing Date occurs.

[FN]
6. Insert the last day of the twenty-fourth month following the month in which the Deferred Closing Date occurs.

[FN]
7.   Insert Deferred Closing Date.

principal and installments of interest not paid when due and payable as aforesaid at the rate per annum 5% above the Revolver Rate or, if less, the maximum rate permitted by law, compounded as of the end of each month if not paid on such date, to be paid when such late payment is paid. All payments hereunder shall be applied first to accrued interest and then to principal.

          Interest on this Note will be computed on the basis of the actual days elapsed over a 360-day year. Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to an account designated in writing by Holder to the Company.

          This Note was issued in connection with the redemption of a Class B Warrant of the Company, expiring May 31, 2009, originally issued to Willcox & Gibbs, Inc.

I.  COVENANTS


          Section 1.01. Prepayment. The Company may prepay some or all of the principal amount of this Note at any time, together with accrued interest thereon to the date of prepayment. All prepayments shall be applied first to accrued interest and then to principal in the inverse order of maturity.

          Section 1.02. Corporate Existence. The Company shall continue in effect its corporate existence, except that the Company may consolidate or merge with any other corporation or transfer all or substantially all of its properties and assets as an entirety to any person, provided that:

              (1) the person formed by such consolidation or with which the Company is merged or to which the properties and assets of the Company as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by written agreement, executed and delivered to the Holder, all the obligations of the Company under this Note;

              (2) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

II.  [INTENTIONALLY OMITTED]

III.  DEFAULT AND REMEDIES


          Section 3.01.  Events of Default.  An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the default continues for a period of five days;

              (2) the Company defaults in the payment of the principal of this Note when the same becomes due and payable at maturity, upon prepayment or otherwise;

              (3)  the Company fails to comply with (i) the provisions of
          Section 1.02 or (ii) any of its other agreements contained in this Note and such default under this clause (ii) continues for the period and after the notice specified below;

              (4) the Company or any subsidiary of the Company, as defined in Rule 405 under the Securities Act of 1933 (a "Subsidiary"), shall fail to pay any principal of or premium or interest on any debt, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such debt; or any such debt shall be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, in any of the foregoing circumstances, that the aggregate unpaid principal amount of such debt shall exceed $100,000;

              (5) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

              (6) a court of competent jurisdiction enters an order or decree under the Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding, (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its properties, or (C) orders the liquidation of the Company or any Subsidiary, and in each case the order or decree remains unstayed and in effect for 30 consecutive days; or

              (7) a final judgment for the payment of money shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after such judgment becomes final and nonappealable.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (3)(ii) is not an Event of Default until the Holder notifies the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

          Section 3.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 3.01(5) or (6)) occurs and is continuing, the Holder may, by written notice to the Company, declare all unpaid principal of and accrued interest to the date of acceleration on this Note (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 3.01(5) or (6) occurs, all unpaid principal of and accrued interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

IV.  MISCELLANEOUS


          Section 4.01. Legal Holidays. If a payment date is a day upon which banks in the State of New York are required to or may close (a "Holiday"), payment shall be made at on the next succeeding day that is not a Holiday.

          Section 4.02. Transfer and Replacement of Note. Subject to compliance with applicable law, this Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof, in person or by duly authorized attorney, upon surrender of this Note duly endorsed, at the offices of the Company referred to in Section 4.03 or such other place as may be mutually agreed upon.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Company will make and deliver a new Note of like tenor, in lieu of this Note.

          Section 4.03. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by certified mail, overnight delivery by Federal Express or similar service or personal delivery against receipt addressed as follows:

          If to the Company:




          If to the Holder:

              Willcox & Gibbs, Inc.
              530 Fifth Avenue, 22nd Floor
              New York, New York  10036

          The Company or the Holder by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or other communication shall be deemed to have been given as of the date so delivered against receipt, on the next business day when sent by overnight service or five business days after the date so mailed.

          Section 4.04. Governing Law. The laws of the State of New York shall govern this Note.

          Section 4.05.  Successors.    All agreements of the Company in this
Note shall bind its successors.

          Section 4.06. Separability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 4.07. No Offset. The obligation of the Company to make payments of principal of and interest on this Note are absolute and unconditional and shall be made without any reduction or offset for any claim the Company may have against the Holder.

          IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above,
                                   WG, INC.



                                   By--------------------------------
                                     Name:
                                     Title:


[SEAL]

Attest:

- - - ------------------------
                                   Secretary

                                                                      EXHIBIT C

                                 BILL OF SALE

          BILL OF SALE, dated              , 1994, executed by Willcox & Gibbs,
Inc., a New York corporation ("Seller"), in favor of WG Apparel, Inc., a Delaware corporation ("Buyer"). Capitalized terms used herein unless otherwise defined herein are used as defined in the Sale and Purchase Agreement, dated as of June 15, 1994 (the "Purchase Agreement"), among WG, Inc., Buyer and Seller.

          1. Pursuant to and for the consideration set forth in the Purchase Agreement, the receipt and adequacy of which is hereby acknowledged, Seller hereby sells, conveys, transfers and assigns to Buyer all of Seller's right, title and interest in, t and under the properties and assets that are both (i) used or held for use by Seller exclusively in the Apparel Divisions (excluding the Shares) and not in any of Seller's other businesses or affairs and (ii) solely of the following categories:

          (a)  All accounts and notes receivable.

          (b)  All security deposits and other amounts held in escrow.

          (c) All inventories, including raw materials, work in process and finished goods.

          (d) All vehicles, machinery, equipment, leasehold improvements, tools and dies, furniture, fixtures, supplies and other fixed assets.

          (e) All rights, if any, to use the names "Sunbrand" and "Unity" and to use any other service marks, trademarks and trade names presently or previously used by Seller in the Apparel Divisions.

          (f) All agreements, leases, contracts, commitments and instruments to which Seller is a party, including, without limitation, the following:
     (i) all unperformed contracts for the sale or other furnishing to customers by Seller of goods or services; (ii) all unperformed contracts for the acquisition by Seller of goods or services; and (iii) the contracts listed on Schedule 1.1(f) of the Purchase Agreement.

          (g) Seller's investments in Sunbrand S.A. de C.V. and Sunbrand Caribe S.A.

          (h) All claims and rights against third parties (excluding Seller and its Affiliates) related to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties.

          (i) All licenses, permits, franchises and orders issued by any governmental authority, to the extent transferable to Buyer.

          (j) All documents, books and records of Seller related to the Assets, including without limitation: copies of lists of customers and suppliers; records with respect to costs, receivables and inventory; advertising matter, catalogues, correspondence with customers, mailing lists, photographs and sales materials and records; purchasing materials and records and accounting, tax and legal files. Seller, however, shall be entitled to retain copies of any such documents, books or records.

          2. The Excluded Assets are specifically excluded from this Bill of Sale and Seller does not sell to Buyer any of the Excluded Assets.

          3. Except as otherwise expressly provided in the Purchase Agreement, the Assets are being sold on an "as is" "with all faults" basis, and no other representation or warranty has been made by Seller with respect to the Assets or the Apparel Operations. ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

          IN WITNESS WHEREOF, this Bill of Sale is hereby executed as of the day and year first written above.

                              WILLCOX & GIBBS, INC.



                              By:                          -------------------
                                 ----------
                                 Name:
                                 Title:

                                                                      EXHIBIT D

                               [HH&R LETTERHEAD]










                                   ------------------  ----, 1994



WG, Inc.
WG Apparel, Inc.
c/o Waters, McPherson, McNeill
300 Lighting Way
Secaucus, New Jersey  07096

          Dear Sirs:

          We have acted as counsel to Willcox & Gibbs, Inc., a New York corporation ("Seller"), in connection with the Sale and Purchase Agreement, dated as of June 15, 1994 (the "Purchase Agreement"), among each of you and Seller. This opinion is delivered to you pursuant to Section 3.2(a)(3) of the Purchase Agreement. All terms defined in the Purchase Agreement and used herein shall have the respective meanings ascribed to them in the Purchase Agreement.

          This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of New York.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. Seller was duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

          2. The Purchase Agreement, the Bill of Sale and the Stockholders Agreement have been duly authorized, executed and delivered by Seller, are valid and binding agreements of Seller and are enforceable against Seller.

          3. Execution and delivery by Seller of, and performance of its agreements in, the Purchase Agreement, the Bill of Sale and the Stockholders Agreement do not (i) violate the Certificate of Incorporation or By-Laws of Seller, (ii) breach, or result in default under, any obligation of Seller relating to indebtedness for borrowed money that has been filed by Seller with the Securities and Exchange Commission since January 1, 1994, (iii) breach or otherwise violate any Court Order of which the Opinion Giver has Actual Knowledge or (iv) violate applicable provisions of statutory law or regulation.



                                        Very truly yours,

                                                                      EXHIBIT E

                            STOCKHOLDERS AGREEMENT

          Agreement, dated as of           , 1994, among WG, Inc., a Delaware
corporation (the "Company"), Willcox & Gibbs, Inc., a New York corporation ("W&G"), and each of the holders of Class A Common Stock of the Company listed on the signature page of this Agreement (the "Stockholders").

          Pursuant to the Sale and Purchase Agreement, dated as of June 15, 1994 (the "Purchase Agreement"), among the Company, WG Sunbrand, Inc. ("Buyer"), a wholly-owned subsidiary of the Company, and W&G, Buyer has purchased from W&G the Apparel Operations (as defined in the Purchase Agreement). As part of the consideration therefor, the Company issued to W&G the 8% Note due May 31, 2003 of the Company (the "Buyer Note") and a Class B Warrant (the "Buyer Warrant") to purchase 122,970 shares of Class B Common Stock of the Company (the "Class B Common Stock"). The Stockholders collectively own 357,706 shares of Class A Common Stock of the Company ("Class A Common Stock"), which represents approximately 67% of the outstanding Common Stock of the Company as of the date hereof. In connection with such transactions contemplated by the Purchase Agreement, the Company, the Stockholders and W&G desire to enter into this Agreement to establish various rights and obligations in connection with W&G's investment in the Company.

          Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Definitions. Terms defined in the Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

          "Beneficial ownership" and "beneficially own" shall be determined in accordance with Rule 13d-3 under the Exchange Act.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means (i) Class A Common Stock or Class B Common Stock, or both, as the context may require, and (ii) any securities issued with respect to any of such securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Demand Registration" means a Demand Registration as defined in
Section 2.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Fair Market Value" as at any date of determination means the price of as of such date that would be obtained in an arm's length free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction.

          "Incidental Registration" means an Incidental Registration as defined in Section 2.2.

          "Registrable Securities" means any securities of the Company at any time owned by W&G.

          "Registration Expenses" shall have the meaning provided in Section
2.4.

          "Related Person" means, with respect to any Person, (i) a spouse, parent, sibling or descendant of such Person, (ii) a trust for the benefit of any Person referred to in clause (i) and (iii) any Affiliate of such Person.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Substantial Sale" means a transfer of Common Stock by any Stockholder or any of its Related Persons if, after giving effect thereto, such Stockholder and its Related Persons will be the beneficial owners of less than 50% of the equity interest in the Company beneficially owned by such Stockholder and its Related Persons as of the Closing.

          "Stockholder" shall have the meaning provided in the first paragraph of this Agreement.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

          "Warrant Securityholder" means any holder of a Buyer Warrant or of any securities issued upon exercise of the Buyer Warrant.


                                  ARTICLE II

                              REGISTRATION RIGHTS

          SECTION 2.1. Demand Registration. At any time after the Company has become subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act, W&G may make a written request for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"); provided that the Company shall not be obligated (i) to effect more than one Demand Registration or (ii) to effect a Demand Registration if the Company shall have given written notice of a proposed offering of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock pursuant to Section 2.2 and is diligently pursuing effectuation of such offering until the earlier of (x) the 60th day after the date such notice is given, if the Incidental Registration shall not have been filed with the Commission by such date, (y) such date on which all securities registered pursuant to the Incidental Registration shall have been sold or such Registration shall have been withdrawn and (z) the 180th day after the date such notice is given. Such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. No party other than W&G or an Affiliate of W&G shall be permitted to offer securities under a Demand Registration without the written consent of W&G. W&G shall select the book-running and other managing Underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by W&G (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of W&G unless W&G shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by W&G, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission of W&G.

          SECTION 2.2. Incidental Registration. (a) If the Company proposes to file a registration statement under the Securities Act relating to an offering of any securities of the Company to be offered for its own account or the account of others at any time that any Registrable Securities are outstanding (other than a registration statement on Form S-8 or Form S-4, or any subsequently promulgated Form if the transaction would have been registrable on one of the foregoing Forms), the Company shall (i) provide written notice of the proposed offering to the W&G, setting forth a description of the intended method of distribution, (ii) use its best efforts to register pursuant to such registration statement (an "Incidental Registration") such number of Registrable Securities as shall be specified in a written request by the W&G made within 20 days after such written notice from the Company and
(iii) upon request of W&G, include in any proposed underwritten offering of securities of the Company similar to the Registrable Securities such specified number of Registrable Securities on the same terms and conditions as the other securities included in such offering, subject to Section 2.2(b) below. W&G shall be entitled to withdraw any or all of its Registrable Shares included in an Incidental Registration at any time before its agreement to sell such Shares.

          (b) Notwithstanding any other provision of this Section 2.2, if the managing Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, such limitation to be on a pro rata basis based on the relation that such Registrable Securities bear to the total value of securities (including, without limitation, Registrable Securities) proposed to be registered pursuant to the Registration Statement covered by this Section 2.2 by W&G and by other persons selling securities pursuant to the Incidental Registration other than the Company, provided that no such reduction shall reduce the securities being offered by the Company for its own account.

          (c) Notwithstanding the foregoing, if, at any time after giving written notice to the W&G of its proposal to file a Registration Statement pursuant to Section 2.2(a) hereof and prior to the effective date of such Registration Statement, the Company shall determine for any reason not to register the securities proposed to be covered thereby, the Company may, at its election, give written notice of such determination to the W&G and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay certain expenses in connection therewith as provided in Section 2.4 below), without prejudice, however, to the rights the W&G otherwise may have to request that such registration be effected under Section 2.1 hereof.

          SECTION 2.3. Filings; Information. Whenever the Company is required to effect the registration under the Securities Act of any Registrable Securities to be registered pursuant to Section 2.1 or 2.2 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities as quickly as practicable, and in connection with such request:

          (a) The Company will as promptly as possible (but in any event not later than 90 days after receipt of a request to file a Demand Registration) prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use best efforts to cause such filed registration statement to become and remain effective for a period of not less than nine months.

          (b) The Company will, prior to filing such registration statement or any amendment or supplement thereto, furnish to W&G and each managing Underwriter, if any, copies thereof, and thereafter furnish to W&G and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as W&G or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

          (c) After the filing of the registration statement, the Company will promptly notify W&G of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and will promptly take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use its best efforts to register or to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as W&G reasonably (in light of W&G's intended plan of distribution) requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or
(iii) file any general consent to service of process in any such jurisdiction.

          (e) The Company shall, as promptly as practicable, notify W&G, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to W&G and to the Underwriters any such supplement or amendment. W&G agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding sentence, W&G will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, W&G will deliver to the Company all copies, other than permanent file copies then in W&G's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to W&G such supplemented or amended prospectus.

          (f) The Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

          (g) The Company shall make available for inspection during the normal business hours of the Company by any seller of Registrable Securities pursuant to a Demand Registration, any underwriter participating in any disposition pursuant to a Demand Registration, and any attorney, accountant or other agent retained by any such seller or underwriter in connection with the sale of the Registrable Securities (collectively, the "Inspectors"), all relevant financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement.

          (h) The Company will use its best effort to furnish to W&G and to each managing Underwriter, if any, a signed counterpart, addressed to W&G and each Underwriter, of (i) an opinion or opinions of counsel to the Company and
(ii) a comfort letter or comfort letters from the Company's independent public accountants, each in reasonable and customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties.

          (i) The Company will make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (j) The Company will use its best efforts to comply with all applicable rules and regulations of the Commission.

          The Company may require W&G to furnish in writing to the Company such information regarding W&G, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

          SECTION 2.4. Registration Expenses. In connection with any Demand Registration or Incidental Registration, the Company shall pay all out-of-pocket expenses of the Company incurred in connection with such registration (the "Registration Expenses"), including without limitation: (i) all filing fees with the Commission and fees payable to the National Association of Securities Dealers, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) word processing, duplicating and printing expenses, (iv) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters pursuant to Section 2.3(h) hereof), (v) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration and (vi) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities, other than underwriting fees, discounts and commissions. W&G shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, and any out-of-pocket expenses of W&G, including W&G's counsel's fees and expenses. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

          SECTION 2.5. Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being offered pursuant to a Demand Registration, or any securities convertible into or exchangeable or exercisable for such securities during the period commencing 14 days prior to filing of a registration statement relating to a Demand Registration through the 90-day period beginning on the date the registration statement for the Demand Registration becomes effective (or such shorter period ending on the date that all Registrable Securities have been sold pursuant to the Demand Registration);

and (ii) that any agreement entered into prior to the expiration of 90 days beginning on the date that the registration statement for the Demand Registration becomes effective (or such shorter period ending on the date that all Registrable Securities have been sold pursuant to the Demand Registration) pursuant to which the Company issues or agrees to issue any privately placed securities similar to the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities shall contain a provision under which holders of such privately placed securities agree not to effect any public sale or distribution of any such securities (other than any sale in accordance with Rule 144 under the Securities Act) during the period commencing 14 days prior to filing of a registration statement relating to a Demand Registration through the 90-day period beginning on the date that the registration statement for the Demand Registration becomes effective.

          SECTION 2.6. Indemnification by the Company. The Company agrees to indemnify and hold harmless W&G, its officers and directors, and each Person, if any, who controls W&G within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities arising from or caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each such person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or any proceeding in respect thereof), subject to the provisions of Section 2.8, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by or on behalf of W&G expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of W&G provided in this Section 2.6.

          SECTION 2.7. Indemnification by W&G. W&G agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to W&G, but only with reference to information furnished in writing by or on behalf of W&G expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

          SECTION 2.8. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 2.6 or 2.7, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing, provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except to the extent of any loss, damage, liability or expense arising from such omission. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Indemnified Party actual or potential differing interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

          SECTION 2.9.  Contribution.  If the indemnification provided for in
Section 2.6 or 2.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.8, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable for contribution with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 2.10. Provision of Information. W&G shall, and shall cause its officers, directors, employees and agents to, complete and execute all such questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as the Company shall reasonably request in connection with a Demand Registration or Incidental Registration.

                                  ARTICLE III

                                TAG ALONG RIGHT

          SECTION 3.1. Exercise of Tag-Along Right. If any Stockholder or any of his Related Persons (any such Person for purposes of this Section, the "Transferor") wishes to transfer its shares of Common Stock or any portion thereof to any Person (the "Transferee"), the Transferor shall first give to the Company, which the Company shall promptly give to each Warrant Securityholder, a written notice (a "Transfer Notice"), executed by the Transferor and the Transferee and containing (i) the number of shares of Common Stock that the Transferee proposes to acquire from the Transferor, (ii) a representation and warranty of the Transferor stating the number of shares of Common Stock then beneficially owned by the Transferor and its Related Persons and whether the proposed transfer will be a Substantial Sale by such Transferor, (iii) the name and address of the Transferee, (iv) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer, (v) an estimate, in the Transferor's reasonable judgment, of the Fair Market Value of any non-cash consideration offered by the Transferee and (vi) a binding offer by the Transferee or Transferor to purchase, upon the purchase by the Transferee of any shares of Common Stock owned by the Transferor and for the same per share consideration, that number of shares of Common Stock (or if such number is not an integral number, the next integral number which is greater than such number) of each Warrant Securityholder which shall be the product of (x) the aggregate number of shares of Common Stock either then owned, or issuable upon exercise of Warrants then owned, by such Warrant Securityholder and (y) a fraction, the numerator of which shall be the number of shares of Common Stock indicated in the Transfer Notice as subject to purchase by the Transferee and the denominator of which shall be the sum of (A) the total number of shares of Common Stock then owned by the Transferor and its Related Persons plus (B) the total number of shares of Common Stock either then owned, or issuable upon exercise of the Buyer Warrants then owned, by all Warrant Securityholders, provided that if such Transfer Notice relates to a Substantial Sale by such Transferor, such offer shall be to purchase (x) all shares of Common Stock then owned, or issuable upon exercise of the Buyer Warrants then owned, by such Warrant Securityholder at the same per share consideration (subject to Section 3.2) and (y) the Buyer Note owned by such Warrant Securityholder for cash equal to the outstanding principal amount thereof plus interest thereon accrued to the date of sale. Each Warrant Securityholder shall have the right, for a period of 20 days after the Transfer Notice is given by the Company, to accept such offer in whole or in part, exercisable by delivering a written notice to the Transferor and the Company within such 20-day period (an "Acceptance Notice"), stating therein the number of shares of Common Stock (which may be the number of shares set forth in the offer by the Transferor or Transferee, as the case may be, or a portion thereof) and, if applicable, the principal amount of the Buyer Note to be sold by such Warrant Securityholder to the Transferor or Transferee, as the case may be. Prior to the earlier of (x) the end of such 20-day period or (y) the acceptance or rejection by each Warrant Securityholder of the Transferee's or Transferor's offer, as the case may be (such period, the "Waiting Period") or, if Section 3.2 is applicable, prior to the determination of cash Fair Market Value pursuant to such Section, neither the Transferor nor its Related Persons will complete any sale of shares of Common Stock to the Transferee.
Thereafter, for a period of 60 days after the prohibition under the preceding sentence shall have terminated, the Transferor may sell to the Transferee for the consideration stated and on the terms set forth in the Transfer Notice the shares of Common Stock stated in the Transfer Notice as subject to purchase by the Transferee; provided that the Transferor or Transferee, as the case may be, shall simultaneously purchase the number of shares of Common Stock and, if applicable, the Buyer Note as set forth in the Acceptance Notice given by each Warrant Securityholder who has accepted the Transferor's or Transferee's offer, as the case may be, on the terms required by this Article III. The provisions of this Section shall not apply (i) to transfers between a Stockholder and any of its Related Persons or between Related Person of a Stockholder, (ii) to the sale to the Company prior to January 1, 1995, by John K. Ziegler and Richard J. Mackey of up to 55,811 shares of Class A Common Stock in the aggregate if such shares are immediately resold to the trustee of the Employee Stock Ownership Plan of the Company (the "ESOP") at a price equal to the price paid by the Company for such shares or (iii) to the sale by such trustee to the Company pursuant to the terms of the ESOP if such terms have been approved by the holders of the Buyer Note. Each Stockholder shall cause its Related Persons to comply with this Section.

          SECTION 3.2. Non-Cash Consideration. If a Transfer Notice relating to a Substantial Sale indicates that the purchase price for the Transferor's stock is to be paid, in whole or in part, other than in cash, then the Warrant Securityholders that submit Acceptance Notices (the "Selling Holders") may elect to be paid cash in lieu of, and in an amount equal to the cash Fair Market Value of, such non-cash consideration. In the event that the Selling Holders who have elected to sell a majority of the shares of Common Stock, as indicated in the Acceptance Notices (the "Majority Sellers"), and the Transferor fail to agree on the cash Fair Market Value of any such non-cash consideration within five Business Days after the end of the Waiting Period, then within a further five Business Days the Transferor and the Majority Sellers shall deliver to the other its final estimate of such cash Fair Market Value; provided, that if either of them shall fail to deliver such an estimate, the estimate made by the other shall be conclusive and binding. If the higher determination of such two is not greater than 110% of the lower determination, then the cash Fair Market Value of any such non-cash consideration shall be the average of such two determinations. If the higher determination of such two is greater than 110% of the lower determination, then the Transferor and the Majority Sellers shall, within five Business Days, jointly select a nationally recognized investment banking firm which shall, within ten Business Days of its appointment, select the determination of cash Fair Market Value which it considers to be most accurate, provided, that if the Transferor and the Majority Sellers cannot agree on such investment banking firm, each of them shall, within such five Business Day period, select a nationally recognized investment banking firm that is not an Affiliate of the Transferor any Selling Holder or the Transferee and such two investment banking firms shall jointly select, within a further five Business Day period, a third nationally recognized investment banking firm that is not an Affiliate of the Transferor, any Selling Holder or the Transferee, which firm shall make such determination, provided, further, however, that if either the Transferor or the Majority Sellers shall fail to select such an investment banking firm, such determination shall be made by the investment banking firm selected by the other. The Majority Sellers, jointly and severally, or the Transferor, depending on whose estimate of cash Fair Market Value is not selected as most accurate, shall pay the fees of any such investment banking firm that is chosen to make the determination of cash Fair Market Value. Any determination of the cash Fair Market Value pursuant to this Section, including by agreement of the Majority Sellers and the Company, failure to take action as aforesaid or determination of an investment banking firm, shall be final and binding on the Company and all Selling Holders.


                                  ARTICLE IV

                            SUBSEQUENT TRANSACTIONS

          SECTION 4.1. Subsequent Transaction. If within one year after the date on which any payment is made to any holder of a Buyer Warrant by the Company of the Redemption Price or the Optional Redemption Price (the "Prior Closing"), the Company sells shares of Common Stock (or securities substantially similar thereto) in a transaction registered under the Securities Act (other than on Form S-8), any Person becomes the beneficial owner of more than 50% of the voting power of the outstanding stock of the Company generally entitled to vote for directors of the Company (without giving effect to contingencies), or there is a recapitalization, merger, consolidation, sale of assets, dissolution, liquidation or similar transaction by the Company (any of the foregoing, a "Subsequent Transaction"), and in any such case the proceeds per share to the Company or any holder of Common Stock of the Company therefrom (as adjusted to reflect any recapitalization, stock split or combination or similar transaction after the date as of which Fair Market Value utilized in calculating the Redemption Price or Optional Redemption Price, as applicable, was determined for purposes of the Prior Closing so that the price of such share may be appropriately compared to the price of a share of Common Stock as of such date of Fair Market Value), is greater than the Redemption Price or Optional Redemption Price, as applicable, paid at the Prior Closing, then within five Business Days after such Subsequent Transaction the Company shall pay to each holder of Buyer Warrants who received such payments at the Prior Closing (the "Affected Holders") the amount of such excess multiplied by the number of Warrant Shares as to which the Redemption Price or Optional Redemption Price was paid to such Affected Holder at the Prior Closing. If the amount of such excess is not readily determinable and the Company and the Affected Holders that received a majority of the payments of Redemption Price or Optional Redemption Price, as the case may be, at the Prior Closing (the "Majority Holders") fail to agree on the amount of such excess within five Business Days after the Subsequent Transaction, then within a further five Business Days the Company and the Majority Holders shall deliver to the other its final estimate of such excess; provided, that if either of them shall fail to deliver such an estimate, the estimate made by the other shall be conclusive and binding. If the higher determination of such two is not greater than 110% of the lower determination, then the excess shall be the average of such two determinations. If the higher determination of such two is greater than 110% of the lower determination, then the Company and the Majority Holders shall, within five Business Days, jointly select a nationally recognized investment banking firm which shall, within ten Business Days of its appointment, select the estimate of such excess which it considers to be most accurate, provided, that if the Company and the Majority Holders cannot agree on such investment banking firm, each of them shall, within such five Business Day period, select a nationally recognized investment banking firm that is not an Affiliate of the Company or any Affected Holder and such two investment banking firms shall jointly select, within a further five Business Day period, a third nationally recognized investment banking firm that is not an Affiliate of the Company or any Affected Holder which firm shall make such determination, provided, further, however, that if the Company or the Majority Holders, shall fail to select such an investment banking firm, such determination shall be made by the investment banking firm selected by the other. The Majority Holders jointly and severally, or the Company, depending on whose estimate of such excess is not selected as the most accurate, shall pay the fees of any such investment banking firm that is chosen to make the determination of such excess. Any determination of the excess amount with respect to a Prior Closing pursuant to this Section, including by agreement of the Majority Holders and the Company, failure to take action as aforesaid or determination of an investment banking firm, shall be final and binding on the Company and all Affected Holders.
Terms used in this Section and defined in the Buyer Warrant shall have such respective defined meanings.


                                   ARTICLE V

                                 MISCELLANEOUS

          SECTION 5.1. Furnish Information. So long as W&G is a registered holder of any security of the Company, the Company shall furnish to W&G:

          (a) As soon as available, but in any event not later than 105 days after the close of each fiscal year, an audited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such fiscal year, and related audited statements of income, cash flows and changes in stockholders' equity of the Company and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the year involved and with the prior year (except as otherwise noted therein), such audited financial statements to be accompanied by a report unqualified in all material respects thereon by Coopers & Lybrand, KPMG Peat Marwick, Deloitte & Touche, Ernst & Young, Price Waterhouse, Arthur Andersen & Co., or any successor firm thereto, or other independent certified public accountants of recognized national standing (provided that delivery of the Annual Report on Form 10-K of the Company for a fiscal year as filed with the Commission shall be deemed to satisfy the requirements of this subsection (a) so long as it was accompanied by an audit report as aforesaid unqualified in all material respects).

          (b) As soon as available, but in any event no later than 60 days after the end of each of the first three quarterly periods of each fiscal year, an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such fiscal quarter, and related unaudited statements of income and cash flows of the Company and its consolidated subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with the prior period (except as otherwise noted therein) (provided that delivery of the Quarterly Report on Form 10-Q of the Company for a fiscal quarter, as filed with the Commission, shall be deemed to satisfy the requirements of this subsection (b)) and certified by an executive officer of the Company.

          (c) Promptly after the same are sent, copies of all proxy statements, financial statements and reports which the Company sends to its stockholders and promptly after the same are filed, copies of all regular, periodic and special reports (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K) and all registration statements which the Company and/or its subsidiaries file with the Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

          SECTION 5.2. Expenses. Except as otherwise specifically provided herein, each party shall bear its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

          SECTION 5.3. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

          SECTION 5.4. Successors and Assigns; Headings; Counterparts. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the parties hereto, which shall include any successor by merger or consolidation. No right or obligation hereunder shall be assignable without the consent of the other parties hereto, and any such purported assignment shall be void, provided, that W&G may assign its rights or delegate its obligations hereunder to any Affiliate of W&G or to any transferee of Registrable Securities to the extent set forth in a written notice given by W&G to the Company. The article and section headings herein are for convenience only and shall not affect the construction thereof. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          SECTION 5.5. Entire Agreement; Modification. This Agreement, together with the Purchase Agreement and the other agreements delivered at the Closing under the Purchase Agreement, sets forth the entire agreement and understanding among the parties and supersedes all agreements and understandings entered into prior to the execution hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by and on behalf of the party who might assert such breach.

          SECTION 5.6. Notices. Any notice, direction or other advice or communication required or permitted to be given hereunder shall be in writing and shall be given by certified mail, overnight delivery by Federal Express or similar service or delivery against receipt to the party to whom it is to be given at such party's address set forth on the signature page of this Agreement or to such other address as the party shall have furnished in writing to the other parties in accordance with the provisions of this Section. Any notice, direction or other advice or communication shall be deemed to have been given as of the date so delivered against receipt, on the next business day when sent by overnight service or five days after the date so mailed.

          SECTION 5.7. Consent to Jurisdiction. Each party hereto hereby consents to, and confers nonexclusive jurisdiction upon, the courts of the State of New York and the Federal courts of the United States of America located in the City of New York, Borough of Manhattan, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.
Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York, provided that notice thereof is provided pursuant to provisions for notice under this Agreement.

          SECTION 5.8. ESOP. If the Company shall establish an employee stock ownership plan, in connection therewith and prior to allowing the trustee thereof to obtain any cash or shares of Common Stock, the Company shall cause such trustee to execute a counterpart of this Agreement under the heading "Stockholders" on the signature page of this Agreement and deliver the same to W&G, whereupon the trustee shall be deemed to be a "Stockholder" for all purposes of this Agreement.

          SECTION 5.9. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York applicable to contracts executed and to be performed in such State.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                        WILLCOX & GIBBS, INC.



                                        By                    -----------------
                                           ---------
                                           Name:
                                           Title:
                                           Address:



                                        WG, INC.



                                        By                    -----------------
                                           ---------
                                           Name:
                                           Title:
                                           Address:



                                        THE STOCKHOLDERS:

                                         --------------------------
                                          Name:  Richard J. Mackey
                                          Address:



                                         --------------------------
                                          Name:  Jack Klasky
                                          Address:



                                         --------------------------
                                          Name:  Maxwell Tripp
                                          Address:

                                         --------------------------
                                          Name:  Frank Walsh
                                          Address:



                                         --------------------------



                                          Name:   John K. Ziegler
                                          Address:



                                         --------------------------
                                          Name:John K. Ziegler, as
                                               Trustee under Trust
                                               Agreement dated
                                               ------------------
                                          Address:

                                                                      EXHIBIT F


                             NON-COMPETE AGREEMENT


          Non-Compete Agreement, dated as of           , 1994, between Willcox
& Gibbs, Inc. a New York corporation ("Seller"), and WG Apparel, Inc., a Delaware corporation ("Buyer").

          Seller and Buyer are parties to the Sale and Purchase Agreement,
dated as of June        , 1994 (the "Agreement").  Terms defined in the
Agreement and used herein shall have such respective defined meanings. In consideration of the transactions contemplated by the Agreement, the Seller and Buyer hereby agree as follows:

          1. From and after the Closing, for a period of seven years, Seller will not engage in any business in competition with the Business as conducted by the Apparel Operations as of the date hereof within North America, South America, the Caribbean basin or the United Kingdom; provided, however, that nothing contained herein shall be construed to prevent Seller from (i) owning up to 5% of a class of equity securities issued by any entity that competes with Buyer but only so long as the securities are publicly traded and registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) purchasing securities (with the intent to acquire or merge with or into) or acquiring or merging with or into any company that competes with the Buyer, provided, however, that Seller shall dispose of such competing business within a reasonable period of time thereafter, or (iii) engaging in the distribution of any products or services through businesses primarily engaged in the distribution of electrical parts and supplies.

          2. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in such State.


          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        WG APPAREL, INC.


                                        By---------------------------


                                        WILLCOX & GIBBS, INC.


                                        By---------------------------

                                                                      EXHIBIT G

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated              , 1994,
between Willcox & Gibbs, Inc., a New York corporation ("Assignor"), and WG Apparel, Inc., a Delaware corporation ("Assignee").

                             W I T N E S S E T H :

          WHEREAS, Assignor and Assignee are parties to a Sale and Purchase Agreement, dated as of June 15, 1994 (the "Purchase Agreement"); and

          WHEREAS, the Purchase Agreement provides for the assignment by Assignor to Assignee and the assumption by Assignee of each and every right, duty and obligation of Assignor under certain instruments and agreements and for the assumption by Assignee of certain additional liabilities;

          NOW THEREFORE, in consideration of the mutual covenants herein contained and those contained in the Purchase Agreement, the parties hereto agree as follows:

          1. Capitalized terms used herein unless otherwise defined herein are used as defined in the Purchase Agreement.

          2. For value received, Assignee hereby assumes and agrees to pay, perform and discharge when due the obligations and liabilities as set forth in
Section 2.1 and Section 2.2 of the Purchase Agreement.

          3. Other than as expressly set forth herein, Assignee shall not assume or be bound by any duties, responsibilities, liabilities or obligations of Assignor of any kind or nature (fixed or contingent, known or unknown) except to the extent expressly assumed by it in or pursuant to the Purchase Agreement.

          4. Each party hereto agrees, upon the reasonable request of the other party hereto, to make, execute and deliver any or all documents or instruments of any kind or character, and to perform all such other conditions, that may be necessary or proper and reasonable to effectuate, confirm, perform or carry out the terms and provisions of this Assumption Agreement.

          5. This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first written above.



                              WILLCOX & GIBBS, INC.



                              By:                           -------------------
                                 --------
                                 Name:
                                 Title:



                              WG APPAREL, INC.



                              By:                           -------------------
                                 --------
                                 Name:
                                 Title:

                                                                      EXHIBIT H


                    [WATERS, McPHERSON, McNEILL LETTERHEAD]




                                   ----------------  ----, 1994




Willcox & Gibbs, Inc.
530 Fifth Avenue
New York, New York  10036

Dear Sirs:

          We have acted as counsel to WG, Inc., a Delaware corporation ("Parent"), and WG Apparel, Inc., a Delaware corporation ("Buyer"), in connection with the Sale and Purchase Agreement, dated as of June 15, 1994 (the "Purchase Agreement"), among Parent, Buyer and you. This opinion is delivered to you pursuant to Section 3.2(b)(7) of the Purchase Agreement. All terms defined in the Purchase Agreement and used herein shall have the respective meanings ascribed to them in the Purchase Agreement.

          This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of business law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States, the Law of the State of New York and the Delaware General Corporation Law.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. Each of Parent and Buyer was duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          2. The Purchase Agreement and each of the Parent Agreements have been duly authorized, executed and delivered by Parent, are valid and binding agreements of Parent and are enforceable against Parent.

          3. The Purchase Agreement and each of the Buyer Agreements have been duly authorized, executed and delivered by Buyer, are valid and binding agreements of Buyer and are enforceable against Buyer.

          4. Execution and delivery by Parent and Buyer of, and performance of each of their agreements in, the Purchase Agreement, the Parent Agreements (in the case of Parent) and the Buyer Agreements (in the case of Buyer) do not
(i) violate the Certificate of Incorporation or By-Laws of Parent or Buyer,
(ii) breach, or result in a default under, any obligation of Parent or Buyer relating to indebtedness for borrowed money of Parent or Buyer, (iii) breach or otherwise violate any Court Order applicable to Parent or Buyer of which the Opinion Giver has Actual Knowledge or (iv) violate applicable provisions of statutory law or regulation.

          5. The shares of Class B Common Stock issuable upon exercise of the Buyer Warrant have been duly authorized and reserved for issuance thereunder and, upon exercise of the Buyer Warrant in accordance with its terms by the holder thereof, the shares of Class B Common Stock issued thereunder will be validly issued, fully paid, nonassessable and free of preemptive rights.



                              Very truly yours,

                                                                     EXHIBIT  I






                    THIS NOTE HAS NOT BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                   AND MAY NOT BE PLEDGED, OFFERED, SOLD OR
                    TRANSFERRED UNLESS REGISTERED PURSUANT
                      TO SUCH ACT OR UNLESS AN EXEMPTION
                                 THEREFROM IS AVAILABLE.




                               WG APPAREL, INC.


                             8% SUBORDINATED NOTE
                               DUE MAY 31, 2003

$3,000,000.00                        -------------------------1


          WG Apparel, Inc., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to WG, Inc., a Delaware corporation, or its successors or registered assigns (the "Holder"), the principal sum of Three Million Dollars, payable in three installments of One Million Dollars each on the last day of May in 2001, 2002 and 2003, and to pay interest on said principal sum, quarterly on the last day of February, May, August and November (each an "Interest Payment Date") in each year, commencing on August 31, 1994, and on such final maturity date, at an interest rate of 8% per annum. Interest on this Note will accrue from the most recent date to which interest has been paid unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or, if no interest has
been paid under this Note, from          1.  The Company further promises to
pay interest on principal and installments of interest not paid when due and payable as aforesaid (whether pursuant to Section 2.04 of this Note or for any other reason) at the rate of 10% per annum or, if less, the maximum rate permitted by law, compounded as of each Interest Payment Date, to be paid when such late payment is paid. All payments hereunder shall be applied first to accrued interest and then to principal.

- - - --------------------

[FN]
1.   Insert Closing Date.

          Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to an account designated in writing by Holder to the Company.


I.  COVENANTS

          Section 1.01. Prepayment. (a) The Company may prepay some or all of the principal amount of this Note at any time, together with accrued interest thereon to the date of prepayment. All prepayments shall be applied first to accrued interest and then to principal in the inverse order of maturity.

          (b) If W&G, Inc. makes a prepayment pursuant to Section 1.01(b) of its 8% Note Due May 31, 2003, originally issued on the same date as the original issuance of this Note, this Note shall be deemed prepaid to an equivalent extent.

          Section 1.02. Corporate Existence. The Company shall continue in effect its corporate existence, except that the Company may consolidate or merge with any other corporation or transfer all or substantially all of its properties and assets as an entirety to any person, provided that:

          (1) the person formed by such consolidation or with which the Company is merged or to which the properties and assets of the Company as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by written agreement, executed and delivered to the Holder, all the obligations of the Company under this Note;

          (2) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) the Company shall have delivered to the Holder an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.


II.  SUBORDINATION

          Section 2.01. Agreement to Subordinate. The Company covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees, that this Note shall be subject to the provisions of this Article II; and each person holding this Note whether upon original issue or upon transfer or assignment hereof, accepts and agrees to be bound by such provisions. This

Note shall, to the extent and in the manner hereinafter in this Article II set forth, be subordinated and subject in right of payment to the prior payment in full of all principal of and premium, if any, and interest on Senior Indebtedness. As used herein, "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on indebtedness for money borrowed by the Company under the [describe Nations Financial Agreements].

          Section 2.02. Effect of Maturity of Senior Indebtedness. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then all such principal of and premium, if any, and interest on matured Senior Indebtedness shall first be paid in full in cash or provision made for such payment by deposit of the requisite cash in trust with a bank or banks (either theretofore acting as trustees under indentures pursuant to which Senior Indebtedness shall have been issued, or duly appointed paying agents for the purpose), before any payment is made on account of the principal of or interest on this Note.

          Section 2.03.  Effect of Insolvency or Reorganization of the Company.
(a) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all principal of and premium, if any, and interest on Senior Indebtedness shall first be paid in full in cash or provision made as provided in Section 2.02 for such payment before any payment or distribution is made on account of the principal of or interest on this Note.

          (b) In any of the proceedings referred to in subsection (a) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of this Note shall be paid or delivered directly and ratably to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest on such Senior Indebtedness, to the extent necessary to make payment in full of all principal of and premium, if any, and interest on Senior Indebtedness remaining unpaid; and in the event that, notwithstanding the foregoing provisions of this subsection (b), any payment or distribution, whether in cash, property, stock or obligations, shall be received by the holder of this Note before all principal of and premium, if any, and interest on Senior Indebtedness is paid in full in cash, or provision made as aforesaid for its payment, such payment or distribution shall be ratably held for the benefit of and shall be ratably paid over or delivered to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as provided in the foregoing subsection (a), for application to the payment of principal of and premium, if any, and interest on such Senior Indebtedness until all principal of and premium, if any, and interest on Senior Indebtedness shall be paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

          Section 2.04. Payments Prohibited. If, at the time any payment is due and payable under this Note any Senior Indebtedness is outstanding and the Company is prohibited from making such payment pursuant to the terms of such Senior Indebtedness, then the Company shall not make such payment; provided that all payments not made when due and payable pursuant to this sentence shall be paid by the Company, together with interest accrued thereon, when and to the extent permitted by the terms of the outstanding Senior Indebtedness or, if earlier, when all outstanding principal of and premium, if any and interest on Senior Indebtedness has been paid. Any payment not made when due and payable in accordance with this Section shall nevertheless be deemed to be due and payable for purposes of this Note.

          Section 2.05. Subrogation of Holder of Debenture. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions until the principal of and interest on this Note shall be paid in full.

          Section 2.06. Relative Rights; Unconditional Obligation. No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of this Note by any act or failure to act on the part of the Company. The provisions of this Article II are for the purposes of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Holder, on the other hand, against the Company and its property and nothing herein shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder hereof the principal hereof and premium, if any, and interest hereon in accordance with the terms and the provisions hereof; nor shall anything herein prevent the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon default hereunder subject to the rights, if any, under this Article II of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the Holder.

          Section 2.07. All Provisions Subject to Article II. Notwithstanding anything herein contained to the contrary, all the provisions of this Note shall be subject to the provisions of this Article II, so far as the same may be applicable thereto.


III.  DEFAULT AND REMEDIES

          Section 3.01.  Events of Default.  An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the default continues for a period of five days;

          (2) the Company defaults in the payment of the principal of this Note when the same becomes due and payable at maturity, upon prepayment or otherwise;

          (3)  the Company fails to comply with (i) the provisions of Section
     1.02 or (ii) any of its other agreements contained in this Note and such default under this clause (ii) continues for the period and after the notice specified below;

          (4) the Company or any subsidiary of the Company, as defined in Rule 405 under the Securities Act of 1933 (a "Subsidiary"), shall fail to pay any principal of or premium or interest on any debt, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such debt; or any such debt shall be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, in any of the foregoing circumstances, that the aggregate unpaid principal amount of such debt shall exceed $100,000;

          (5) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

          (6) a court of competent jurisdiction enters an order or decree under the Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding, (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its properties, or (C) orders the liquidation of the Company or any Subsidiary, and in each case the order or decree remains unstayed and in effect for 30 consecutive days; or

          (7) a final judgment for the payment of money shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after such judgment becomes final and nonappealable.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (3)(ii) is not an Event of Default until the Holder notifies the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

          Section 3.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 3.01(5) or (6)) occurs and is continuing, the Holder may, by written notice to the Company, provided that no Senior Indebtedness is then outstanding or, if Senior Indebtedness is then outstanding, provided that the principal and accrued interest of all such Senior Indebtedness has become due, declare all unpaid principal of and accrued interest to the date of acceleration on this Note (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section

3.01(5) or (6) occurs, all unpaid principal of and accrued interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


IV.  MISCELLANEOUS

          Section 4.01. Legal Holidays. If a payment date is a day upon which banks in the State of New York are required to or may close (a "Holiday"), payment shall be made at on the next succeeding day that is not a Holiday.

          Section 4.02. Transfer and Replacement of Note. Subject to compliance with applicable law, this Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof, in person or by duly authorized attorney, upon surrender of this Note duly endorsed, at the offices of the Company referred to in Section 4.03 or such other place as may be mutually agreed upon.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Company will make and deliver a new Note of like tenor, in lieu of this Note.

          Section 4.03. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by certified mail, overnight delivery by Federal Express or similar service or personal delivery against receipt addressed as follows:

          If to the Company:



          If to the Holder:

               Willcox & Gibbs, Inc.
               530 Fifth Avenue, 22nd Floor
               New York, New York  10036

          The Company or the Holder by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or other communication shall be deemed to have been given as of the date so delivered against receipt, on the next business day when sent by overnight service or five business days after the date so mailed.

          Section 4.04. Governing Law. The laws of the State of New York shall govern this Note.

          Section 4.05.  Successors.    All agreements of the Company in this
Note shall bind its successors.

          Section 4.06. Separability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 4.07. No Offset. The obligation of the Company to make payments of principal of and interest on this Note are absolute and unconditional and shall be made without any reduction or offset for any claim the Company may have against the Holder.

          IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above,


                              WG APPAREL, INC.



                              By                            -------------------
                                 ------
                                 Name:
                                 Title:

[SEAL]

Attest:



- - - ----------------------
  Secretary

                                                                      EXHIBIT J

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                   WG, INC.
                           (a Delaware corporation)

          WG, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

          1. The Corporation was originally incorporated under the name WG, Inc. on May 13, 1994.

          2. The Board of Directors of the Corporation duly adopted resolutions setting forth the text of the Restated Certificate of Incorporation of the Corporation set forth below, declaring the advisability of its adoption and directing that it be submitted to the sole stockholder of the Corporation for consideration thereof.

          3. Thereafter, in lieu of a meeting and vote, the sole stockholder of the Corporation gave written consent to said Restated Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          4. Said Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

          5. The text of said Restated Certificate of Incorporation is as follows:

          FIRST:  The name of the Corporation is WG, Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent thereat is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,000,000, consisting of 1,500,000 shares of Class A Common Stock, no par value per share (hereinafter referred to as "Class A Common Stock"), 250,000 shares of Class B Common Stock, no par value per share (hereinafter referred to as "Class B Common Stock"), and 250,000 shares of Class C Common Stock, no par value per share (hereinafter referred to as "Class C Common Stock", and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"). All shares of Common Stock shall be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein. In addition, the registered holders of the 8% Note due 2003 of the Corporation (the "Note") originally issued to Willcox & Gibbs, Inc. pursuant to the Sale and Purchase Agreement, among the Corporation, WG Apparel, Inc. and Willcox & Gibbs, Inc., shall have certain rights hereunder. The powers, designations, preferences and relative, participating optional or other special rights, if any, and the qualifications, limitations or restrictions of each class of stock and the Note shall be governed by the following provisions:

          1. Voting Rights. (a) Each registered holder of Class A Common Stock and Class B Common Stock shall be entitled to one vote for each share of such stock held by such holder. Except as required by law or for matters to be voted on solely by the holders of the Note, the registered holders of Class A Common Stock and Class B Common Stock shall vote together as a class on all matters submitted to a vote as stockholders of the Corporation. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Class B Common Stock shall be required to approve (i) any amendment of this Certificate of Incorporation, (ii) any merger or consolidation involving the Corporation, (iii) any sale, lease, assignment or transfer of all or substantially all of the assets of the Corporation or (iv) any liquidation, dissolution or winding up of the Corporation. The holders of shares of Class C Common Stock shall not be entitled to vote upon or express consent or dissent to any corporate action of the Corporation, except as otherwise expressly provided by law. The number of authorized shares of Class A Common Stock may be increased or decreased without a vote of the Class A Common Stock, Class B Common Stock or Class C Common Stock voting as a separate class.

          (b) So long as the Note is outstanding, the Corporation shall not, without the vote or written consent by the holders of at least 66-2/3% of the then outstanding principal amount of the Note: (i) redeem, purchase or otherwise acquire (or set aside in trust or similar arrangement any assets for such purpose) any of the stock of the Corporation, or any rights, options or warrants to acquire such stock ("Rights"), other than (x) the Class B Common Stock of the Corporation or Rights to acquire Class B Common Stock, (y) pursuant to the terms of the Employee Stock Ownership Plan of the Corporation (the "ESOP") if such terms have been so approved by the holders of the Note (the "Approved ESOP Terms") or (z) the repurchase prior to January 1, 1995, of up to 55,811 shares of Class A Common Stock in the aggregate from John K. Ziegler and Richard J. Mackey if such shares are immediately resold to the trustee for the ESOP at a price equal to the price paid by the Corporation for such shares, or permit any corporation or other entity of which at least 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (a "Subsidiary") to do any of the foregoing; (ii) effect a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation, or any consolidation or merger involving the Corporation; or (iii) amend, alter or repeal (by merger or otherwise) the Corporation's Certificate of Incorporation.

          (c) The holders of the Note shall have the right, notwithstanding anything to the contrary in the Certificate of Incorporation or By-Laws of the Corporation, voting together as a single class, to elect two directors of the Corporation (the "Note Directors"). This right to elect the Note Directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournments thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of the outstanding principal amount of the Note as of the record date of such written consent. The Secretary of the Corporation may call, and upon the written request of the holders of record of more than 10% of the outstanding principal amount of the Note addressed to him or her at the principal office of the Corporation shall call, a special meeting of the holders of the Note for the election of one or both Note Directors as provided herein. Such meeting shall be held within 30 days after delivery of such notice to the Secretary, at the place and upon the notice provided by law and in the By-Laws or in the notice of meeting. No such special meeting or adjournment thereof shall be held on a date less than 30 days before any annual meeting of stockholders or any special meeting in lieu thereof. The holders of a majority of the then outstanding principal amount of the Note present or represented by proxy at any such meeting shall constitute a quorum of the holders of the Note. The absence of a quorum of the holders of any class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of the Note of its voting rights. Any Note Director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify. If a Note Director dies or resigns as a director, only the holders of the Note then outstanding and entitled to vote for such director by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, may elect his or her successor to hold office for the unexpired term. Holders of the Note shall have the right to remove, with or without cause, any Note Director, upon the affirmative vote of a majority of the outstanding principal amounts of the Note by written consent as hereinabove provided or at a special meeting of such holders called as provided above. The rights of the holders of the Note to elect Note Directors pursuant to the terms of this Section shall not be affected adversely by the voting or other rights applicable to any other security of the Corporation. The Corporation shall, upon written request of either Note Director made no more than twice in any calendar year, call and hold a special meeting of the Board of Directors of the Corporation. The Note Directors shall be deemed removed as directors and the size of the Board of Directors of the Corporation shall be deemed reduced by two upon payment in full of the principal of and accrued interest on the Note.

          2. Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise. Any dividend or distribution on the Common Stock shall be payable on shares of Common Stock ratably; provided, however, that in the case of dividends payable in shares of Common Stock, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid. So long as the Note is outstanding, the Corporation shall not pay or declare any dividend payable in cash, evidences of indebtedness, assets or property other than cash, or stock of the Corporation other than Common Stock of the Corporation, or make any other distribution on any class or series of stock of the Corporation, unless the Corporation has paid or at the same time pays all amounts of principal of and interest on the Note then due and payable pursuant to the Note.

          3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of all classes of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, within the meaning of this Section 3.

          4. Conversion. The delivery of such notice to the Secretary, at the place and upon the notice provided by law and in the By-Laws or in t's shares of Class B Common Stock or Class C Common Stock into Class A Common Stock at a rate of one share of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock converted, by surrender to the Corporation of certificates representing such Class B Common Stock or Class C Common Stock and written notice requesting such conversion. Such conversion shall be deemed effected as of the close of business on the date on which the Corporation receives such certificates and notice. Shares of Class A Common Stock issued in accordance with this Section shall be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall at all times keep reserved a sufficient number of shares of Class A Common Stock to enable it to convert all outstanding shares of Class B Common Stock and Class C Common Stock, and any purported issuance of shares of Class A Common Stock such that the remaining authorized and unissued shares of Class A Common Stock would be insufficient to satisfy such obligation to reserve shares shall be void.

          5. Inspection. The holders of the Note shall have the same right of inspection of the books, accounts and other records of the Corporation as the stockholders of record of the Corporation.

          FIFTH: The Board of Directors of the Corporation shall be comprised of the individuals elected as such pursuant to the By-Laws of the Corporation, as well as Eric J. Lomas and Alain C. Viry, each of whom shall serve as such until he shall resign, be removed or die or his successor shall have been elected and shall qualify. Messrs. Lomas and Viry shall be the initial Note Directors.

          SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The directors need not be elected by written ballot. Except as otherwise provided with respect to the number of Note Directors, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. So long as the Corporation owns the capital stock of WG Apparel, Inc., a Delaware corporation ("WG"), it shall take all necessary action to cause the Board of Directors of WG to include as directors the persons then serving as the Note Directors, if any. So long as the principal of and interest on the Note shall not have been paid in full, in addition to any other vote required by law, the Corporation shall not be authorized to take any action unless it shall have been approved by one of the Note Directors, except that the following actions may be taken if approved by the Board of Directors of the Corporation in accordance with the Delaware General Corporation Law:

              (i)  the issuance of Class A Common Stock;

              (ii) the contribution to the capital of WG net proceeds from the issuance of Common Stock to the extent required to make a mandatory repayment of indebtedness for borrowed money of WG under
          the Credit Agreement, dated as of June   , 1994, among the
          Corporation, WG, the lenders named therein and Nations Financial Capital Corporation, as agent;

              (iii) the purchase of Class A Common Stock (x) pursuant to Approved ESOP Terms and (y) prior to January 1, 1995, from John K. Ziegler and Richard J. Mackey in an amount up to 55,811 shares in the aggregate, provided that such shares are immediately resold to the trustee of the ESOP at a price equal to the price paid by the Corporation for such shares.

          SEVENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment or repeal of the foregoing provisions nor adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation which is inconsistent with the foregoing provisions shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

          The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article SEVENTH also shall include the right of such persons to be paid in advance by the Corporation for their expenses to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on such persons by this Article SEVENTH shall be a contract right.

          Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

          The rights and authority conferred in this Article SEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized
officers this      day of           , 1994.


                                        WG, INC.


                                        By:  ------------------------
                                           Name:
                                           Title:

ATTEST:


By:                             -------------------------
    Name:
    Title:

                                                                      EXHIBIT K

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               WG APPAREL, INC.
                           (a Delaware corporation)

          WG APPAREL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

          1.   The Corporation was originally incorporated under the name WG
Apparel, Inc. on           , 1994.

          2. The Board of Directors of the Corporation duly adopted resolutions setting forth the text of the Restated Certificate of Incorporation of the Corporation set forth below, declaring the advisability of its adoption and directing that it be submitted to the sole stockholder of the Corporation for consideration thereof.

          3. Thereafter, in lieu of a meeting and vote, the sole stockholder of the Corporation gave written consent to said Restated Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          4. Said Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

          5. The text of said Restated Certificate of Incorporation is as follows:

          FIRST:  The name of the Corporation is WG Apparel, Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent thereat is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share (hereinafter referred to as the "Common Stock").

          FIFTH: The Board of Directors of the Corporation shall be comprised of the individuals elected as such pursuant to the By-Laws of the Corporation, as well as Eric J. Lomas and Alain C. Viry, each of whom shall serve as such until he shall resign, be removed or die or his successor shall have been elected and shall qualify. Messrs. Lomas and Viry shall be the initial

Note Directors referred to in Article SIXTH below. The Corporation shall, upon written request of either Note Director made no more than twice in any calendar year, call and hold a special meeting of the Board of Directors of the Corporation.

          SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The directors need not be elected by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. So long as the Common Stock is owned by WG, Inc. ("Holdings") and Note Directors (as defined in the Certificate of Incorporation of Holdings) are serving or entitled to serve as directors of Holdings, (x) the Corporation shall take all necessary action to permit the Note Directors to be elected and to serve as directors of the Corporation and (y) the Corporation shall not be authorized to take, and the Corporation will not permit any corporation or other entity of which at least 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (a "Subsidiary") to take, any of the following actions unless it shall have been approved by one of the Note Directors:

               (i) any dividend or distribution on, or purchase, redemption or other acquisition of, Common Stock;

               (ii) any transfer, grant of a security interest or lease to a third party of assets outside the ordinary course of business and any transfer, grant of a security interest or lease to a third party, in one or a series of transactions or installments, of assets having a value in excess of $500,000 (except the sale of inventory in the ordinary course of business and the grant of a security interest in goods, shipping documents with respect to goods or the proceeds thereof to the issuer of a documentary letter of credit providing for a payment with respect to the acquisition of such goods by the Corporation or a Subsidiary);

               (iii) the acquisition, by purchase or otherwise, of any business (including the purchase of an equity interest in or the purchase of assets of any business) for a purchase price (including any assumed liabilities) in excess of $500,000 for any one acquisition or series of related acquisitions;

               (iv) any amendment or modification of any of the terms
          or provisions of the Credit Agreement, dated as of June   ,
          1994, among the Corporation, Holdings, the lenders referred to therein and Nations Financial Capital Corporation, as agent (the "Credit Agreement"); provided, that a waiver by the lenders of the failure by the Corporation to comply with any such term or provision shall not be deemed an amendment or modification thereof;

               (v) the guarantee of any debt, obligation or undertaking of any other entity (other than a Subsidiary), other than in the ordinary course of business;

               (vi) incurrence of any indebtedness for borrowed money (except for borrowings of up to $18,500,000 at any time outstanding as "Working Capital Loans" as defined in the Credit Agreement);

               (vii) repayment of any indebtedness for borrowed money, except pursuant to the mandatory repayment terms of the loan instrument applicable thereto;

               (viii) any transaction not in the ordinary course of business between the Corporation or any Subsidiary and any holder of Class A Common Stock of Holdings;

               (ix) the filing by the Corporation or any of its Subsidiaries of a petition under the Federal Bankruptcy Code or any other insolvency law, the consent to the institution of bankruptcy or insolvency proceedings against the Corporation or any of its Subsidiaries or to the appointment of a receiver, liquidator, trustee or similar official with respect to the Corporation or any of its Subsidiaries or a substantial part of the property of any of them, or the admission in writing by the Corporation or any of its Subsidiaries of its bankruptcy, insolvency or general inability to pay its debts as they come due or the taking of any action in furtherance of any of the foregoing;

               (x) any redemption, purchase or other acquisition (or setting aside in trust or similar arrangement any assets for such purpose) any of the stock of Holdings or rights, options or warrants to acquire such stock;

               (xi) effecting a voluntary or involuntary liquidation, dissolution or winding up or any sale, lease, assignment, transfer, or other conveyance of all or substantially all of its assets, or any consolidation or merger involving it; and

               (xii) any amendment (by merger or otherwise) of the Corporation's Certificate of Incorporation.

          SEVENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment or repeal of the foregoing provisions nor adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation which is inconsistent with the foregoing provisions shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

          The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article SEVENTH also shall include the right of such persons to be paid in advance by the Corporation for their expenses to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on such persons by this Article SEVENTH shall be a contract right.

          Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

          The rights and authority conferred in this Article SEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized
officers this      day of           , 1994.


                                        WG APPAREL, INC.


                                        By:--------------------------
                                           Name:
                                           Title:

ATTEST:


By:                             --------------------------
    Name:
    Title:

                                                                      EXHIBIT L

                                   WG, INC.





                                                          ---------------, 1994




WG Apparel, Inc.
[Address]

Dear Sirs:

          Please be advised that the undersigned has assigned to Willcox & Gibbs, Inc. all of its right, title and interest in and to the 8% Subordinated Note due May 31, 2003 of WG Apparel, Inc. (the "Subordinated Note"), subject to
the rights of               , the pledgee (the "Pledgee") under [describe
pledge agreement]. Accordingly, unless you receive written notice to the contrary from the Pledgee, all payments under the Note shall be made as directed by Willcox & Gibbs, Inc. or any of its successors or assigns, and all other rights as Holder of the Subordinated Note shall be exercisable by Willcox & Gibbs, Inc. or any of its successors or assigns.

                              Very truly yours,

                              WG, INC.


                              By:  ------------------------------

AGREED:

WG APPAREL, INC.


By:  -----------------------



ACKNOWLEDGED:

WILLCOX & GIBBS, INC.


By:  -----------------------

                                                                      EXHIBIT M

                                    RELEASE

          BE IT KNOWN, that the undersigned, in order to induce Willcox & Gibbs, Inc., a New York corporation ("Seller"), to convey to WG Apparel, Inc., a Delaware corporation ("Buyer"), the shares of stock and assets referred to in the Sale and Purchase Agreement, dated as of June 15, 1994, between Seller and Buyer, does hereby for himself, his successors and assigns remise, release and forever discharge Seller and its subsidiaries and their past and present directors, officers, employees, servants and agents and their respective heirs, executors, administrators, successors and assigns, of and from all manner of actions, causes of action, liabilities, obligations, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever arising out of, based upon or resulting from [insert reference to Seller's Supplemental Death and Retirement Plan or to Employment Contract, as applicable], whether known or unknown, direct, indirect or contingent, and whether in law or in equity.

          This release may not be changed orally.

          IN WITNESS WHEREOF, the undersigned has duly executed this release
this      day of           , 1994.


                                        -----------------------------
                                        Name:



State of       )
               :  ss.:
County of            )


          On the      day of           , 1994, before me personally came
, to me known, who, being duly sworn, did depose and say that he signed the above Release and did acknowledge such signature.


                                        -----------------------
                                        Notary Public